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                                                                    Exhibit 10.1

                                                        CONFORMED EXECUTION COPY

                             BRIDGE CREDIT AGREEMENT

                         DATED AS OF SEPTEMBER 12, 2003

                                      AMONG

                            PATTERSON DENTAL COMPANY,
                                 AS THE BORROWER

                  THE LENDERS FROM TIME TO TIME PARTIES HERETO

                         BANC ONE MEZZANINE CORPORATION,
                             AS ADMINISTRATIVE AGENT

                                       AND

                             BANK OF AMERICA, N.A.,
                              AS SYNDICATION AGENT

================================================================================

                       BANC ONE CAPITAL MARKETS, INC. AND
                         BANC OF AMERICA SECURITIES LLC,
                   AS CO-LEAD ARRANGERS AND JOINT BOOK RUNNERS

================================================================================

                         SIDLEY AUSTIN BROWN & WOOD LLP
                                 Bank One Plaza
                            10 South Dearborn Street
                             Chicago, Illinois 60603

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                                TABLE OF CONTENTS

ARTICLE I      DEFINITIONS.....................................................1
   1.1.        Certain Defined Terms...........................................1
   1.2.        Plural Forms...................................................17

ARTICLE II     THE CREDITS....................................................17
   2.1.        Loans..........................................................17
   2.2.        Required Payments; Termination.................................18
   2.3.        Ratable Loans; Types of Advances...............................19
   2.4.        Facility Fee...................................................19
   2.5.        Minimum Amount of Each Advance.................................19
   2.6.        Optional Principal Payments....................................19
   2.7. Conversion and Continuation of Outstanding Advances; No Conversion or Continuation of Eurodollar Advances After
               Default........................................................20
   2.8.        Changes in Interest Rate, etc..................................20
   2.9.        Rates Applicable After Default.................................21
   2.10.       Method of Payment..............................................21
   2.11.       Noteless Agreement; Evidence of Indebtedness...................21
   2.12.       Telephonic Notices.............................................22
   2.13.       Interest Payment Dates; Interest and Fee Basis.................22
   2.14.       Notification of Advances, Interest Rates and Prepayments;
               Availability of Loans..........................................23
   2.15.       Lending Installations..........................................23
   2.16.       Non-Receipt of Funds by the Agent..............................23
   2.17.       Replacement of Lender..........................................23

ARTICLE III    YIELD PROTECTION; TAXES........................................24
   3.1.        Yield Protection...............................................24
   3.2.        Changes in Capital Adequacy Regulations........................25
   3.3.        Availability of Types of Advances..............................25
   3.4.        Funding Indemnification........................................25
   3.5.        Taxes..........................................................26
   3.6.        Lender Statements; Survival of Indemnity.......................28
   3.7.        Alternative Lending Installation...............................28

ARTICLE IV     CONDITIONS PRECEDENT...........................................28
   4.1.        Effectiveness of Commitments...................................28
   4.2.        Initial Credit Extension.......................................31

ARTICLE V      REPRESENTATIONS AND WARRANTIES.................................31
   5.1.        Existence and Standing.........................................31
   5.2.        Authorization and Validity.....................................31
   5.3.        No Conflict; Government Consent................................32
   5.4.        Financial Statements...........................................32

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   5.5.        Material Adverse Change........................................32
   5.6.        Taxes..........................................................33
   5.7.        Litigation and Contingent Obligations..........................33
   5.8.        Subsidiaries...................................................33
   5.9.        ERISA..........................................................33
   5.10.       Accuracy of Information........................................33
   5.11.       Regulation U...................................................34
   5.12.       Material Agreements............................................34
   5.13.       Compliance With Laws...........................................34
   5.14.       Ownership of Properties........................................34
   5.15.       Plan Assets; Prohibited Transactions...........................34
   5.16.       Environmental Matters..........................................34
   5.17.       Investment Company Act.........................................35
   5.18.       Public Utility Holding Company Act.............................35
   5.19.       Insurance......................................................35
   5.20.       Solvency.......................................................35
   5.21.       No Default or Unmatured Default................................35
   5.22.       Reportable Transaction.........................................35
   5.23.       Post-Retirement Benefits.......................................35
   5.24.       AbilityOne Acquisition.........................................35

ARTICLE VI     COVENANTS......................................................36
   6.1.        Financial Reporting............................................36
   6.2.        Use of Proceeds................................................38
   6.3.        Notice of Default..............................................38
   6.4.        Conduct of Business............................................38
   6.5.        Taxes..........................................................38
   6.6.        Insurance......................................................38
   6.7.        Compliance with Laws...........................................39
   6.8.        Maintenance of Properties......................................39
   6.9.        Inspection; Keeping of Books and Records.......................39
   6.10.       Dividends......................................................39
   6.11.       Merger.........................................................39
   6.12.       Sale of Assets.................................................40
   6.13.       Investments and Acquisitions...................................40
   6.14.       Indebtedness...................................................43
   6.15.       Liens..........................................................44
   6.16.       Affiliates.....................................................46
   6.17.       Financial Contracts............................................47
   6.18.       Subsidiary Covenants...........................................47
   6.19.       Contingent Obligations.........................................47
   6.20.       Leverage Ratio.................................................47
   6.21.       Interest Expense Coverage Ratio................................48
   6.22.       Minimum Consolidated Net Worth.................................48
   6.23.       Additional Subsidiary Guarantors...............................48
   6.24.       Foreign Subsidiary Investments.................................48
   6.25.       Subordinated Indebtedness......................................48

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   6.26.       Sale of Accounts...............................................48

ARTICLE VII    DEFAULTS.......................................................49

ARTICLE VIII   ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES.................52
   8.1.        Acceleration...................................................52
   8.2.        Amendments.....................................................52
   8.3.        Preservation of Rights.........................................53

ARTICLE IX     GENERAL PROVISIONS.............................................53
   9.1.        Survival of Representations....................................53
   9.2.        Governmental Regulation........................................53
   9.3.        Headings.......................................................53
   9.4.        Entire Agreement...............................................53
   9.5.        Several Obligations; Benefits of this Agreement................53
   9.6.        Expenses; Indemnification......................................54
   9.7.        Numbers of Documents...........................................55
   9.8.        Accounting.....................................................55
   9.9.        Severability of Provisions.....................................55
   9.10.       Nonliability of Lenders........................................55
   9.11.       Confidentiality................................................56
   9.12.       Lenders Not Utilizing Plan Assets..............................56
   9.13.       Nonreliance....................................................56
   9.14.       Disclosure.....................................................57
   9.15.       Performance of Obligations.....................................57

ARTICLE X      THE AGENT......................................................57
   10.1.       Appointment; Nature of Relationship............................57
   10.2.       Powers.........................................................58
   10.3.       General Immunity...............................................58
   10.4.       No Responsibility for Loans, Recitals, etc.....................58
   10.5.       Action on Instructions of Lenders..............................58
   10.6.       Employment of Agents and Counsel...............................59
   10.7.       Reliance on Documents; Counsel.................................59
   10.8.       Agent's Reimbursement and Indemnification......................59
   10.9.       Notice of Default..............................................60
   10.10.      Rights as a Lender.............................................60
   10.11.      Lender Credit Decision.........................................60
   10.12.      Successor Agent................................................60
   10.13.      Agent and Arranger Fees........................................61
   10.14.      Delegation to Affiliates.......................................61
   10.15.      No Duties Imposed on Syndication Agents, Documentation Agents
               or Arrangers...................................................61

ARTICLE XI     SETOFF; RATABLE PAYMENTS.......................................62
   11.1.       Setoff.........................................................62
   11.2.       Ratable Payments...............................................62

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ARTICLE XII    BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS..............62
   12.1.       Successors and Assigns; Designated Lenders.....................62
   12.2.       Participations.................................................64
   12.3.       Assignments....................................................65
   12.4.       Dissemination of Information...................................67
   12.5.       Tax Certifications.............................................67

ARTICLE XIII   NOTICES........................................................67
   13.1.       Notices; Effectiveness; Electronic Communication...............67
   13.2.       Change of Address, Etc.........................................68

ARTICLE XIV    COUNTERPARTS; INTEGRATION; EFFECTIVENESS; ELECTRONIC
               EXECUTION......................................................68
   14.1.       Counterparts; Effectiveness....................................68
   14.2.       Electronic Execution of Assignments............................68

ARTICLE XV     CHOICE OF LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL...69
   15.1        CHOICE OF LAW..................................................69
   15.2        CONSENT TO JURISDICTION........................................69
   15.3        WAIVER OF JURY TRIAL...........................................69

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                                    SCHEDULES

Commitment Schedule

Pricing Schedule

Schedule 5.8  - Subsidiaries

Schedule 6.13 - Investments

Schedule 6.14 - Indebtedness

Schedule 6.15 - Liens

                                    EXHIBITS

Exhibit A     - Form of the Credit Parties' Counsel's Opinion

Exhibit B     - Form of Compliance Certificate

Exhibit C     - Form of Assignment and Assumption Agreement

Exhibit D     - Form of Loan/Credit Related Money Transfer Instruction

Exhibit E     - Form of Promissory Note (if requested)

Exhibit F     - Form of Designation Agreement

Exhibit G     - List of Closing Documents

                                        v

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                             BRIDGE CREDIT AGREEMENT

     This Bridge Credit Agreement, dated as of September 12, 2003, is entered into by and among Patterson Dental Company, a Minnesota corporation, as the Borrower, the Lenders and Banc One Mezzanine Corporation, as Administrative Agent. The parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

     1.1. Certain Defined Terms. As used in this Agreement:

     "AbilityOne" means AbilityOne Products Corp., a Delaware corporation.

     "AbilityOne Acquisition" means the acquisition by the Borrower or a Subsidiary or Subsidiaries of the Borrower of all of the capital stock of AbilityOne on the terms and conditions set forth in the AbilityOne Acquisition Agreement.

     "AbilityOne Acquisition Agreement" means that certain Agreement and Plan of Merger dated as of August 15, 2003 by and among the Borrower, RETEP, Inc., AbilityOne Products Corp., and AbilityOne II, L.L.C., as representative of the company stockholders, as in effect on the Closing Date and without giving effect to any subsequent amendment or modification thereto.

     "AbilityOne Corporation" means AbilityOne Corporation, a Michigan corporation.

     "Accounting Changes" is defined in Section 9.8 hereof.

     "Accounts" means the Borrower's or a Subsidiary's right to the payment of money from the sale, lease or other disposition of goods or other assets by the Borrower or a Subsidiary, a rendering of services by the Borrower or a Subsidiary, a loan by the Borrower or a Subsidiary, the overpayment of taxes or other liabilities of the Borrower, or otherwise, however such right to payment may be evidenced, together with all other rights and interests (including all liens and security interests) that the Borrower or Subsidiary may at any time have against any account debtor or other party obligated thereon or against any of the property of such account debtor or other party.

     "Acquisition" means any transaction, or any series of related transactions, consummated on or after the Closing Date, by which the Borrower or any of its Subsidiaries (i) acquires any going concern business or all or substantially all of the assets of any Person, or division thereof, whether through purchase of assets, merger or otherwise or (ii) directly or indirectly acquires from one or more Persons (in one transaction or as the most recent transaction in a series of transactions) at least a majority (in number of votes) of the securities of a corporation which have ordinary voting power for the election of directors (other than securities having such power only by reason of the happening of a contingency) or a majority (by percentage of voting power) of the outstanding ownership interests of a partnership or limited liability company of any Person.

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     "Advance" means a borrowing hereunder consisting of the aggregate amount of several Loans (i) made by some or all of the Lenders on the same date, or (ii) converted or continued by the Lenders on the same date of conversion or continuation, consisting, in either case, of the aggregate amount of the several Loans of the same Type and, in the case of Eurodollar Loans, for the same Interest Period.

     "Affiliate" of any Person means any other Person directly or indirectly controlling, controlled by or under common control with such Person. A Person shall be deemed to control another Person if the controlling Person is the "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934) of 10% or more of any class of voting securities (or other ownership interests) of the controlled Person or possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of voting securities, by contract or otherwise.

     "Agent" means BOMC in its capacity as contractual representative of the Lenders pursuant to Article X, and not in its individual capacity as a Lender, as Administrative Agent, and any successor Agent appointed pursuant to Article X.

     "Aggregate Commitment" means the aggregate of the Commitments of all the Lenders. The initial Aggregate Commitment as of the Closing Date is Six Hundred Million and 00/100 Dollars ($600,000,000). After giving effect to the initial Advance hereunder on the Funding Date, any unused portion of the Aggregate Commitment shall terminate and be of no further force or effect.

     "Aggregate Outstanding Credit Exposure" means, at any time, the aggregate of the Outstanding Credit Exposure of all the Lenders.

     "Agreement" means this Bridge Credit Agreement, as it may be amended, restated, supplemented or otherwise modified and as in effect from time to time.

     "Agreement Accounting Principles" means generally accepted accounting principles as in effect in the United States from time to time, applied in a manner consistent with that used in preparing the financial statements of the Borrower referred to in Section 5.4; provided, however, that except as provided in Section 9.8, with respect to the calculation of the financial covenants set forth in Sections 6.20, 6.21 and 6.22 (and the defined terms used in such Sections), "Agreement Accounting Principles" means generally accepted accounting principles as in effect in the United States as of the Closing Date, applied in a manner consistent with that used in preparing the financial statements of the Borrower referred to in Section 5.4 hereof.

     "Alternate Base Rate" means, for any day, a fluctuating rate of interest per annum equal to the higher of (i) the Prime Rate for such day and (ii) the sum of (a) the Federal Funds Effective Rate for such day and (b) one-half of one percent (0.5% ) per annum.

     "Applicable Fee Rate" means, with respect to the Facility Fee at any time, the percentage rate per annum which is applicable at such time with respect to such fee as set forth in the Pricing Schedule.

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     "Applicable Margin" means, with respect to Advances of any Type at any time, the percentage rate per annum which is applicable at such time with respect to Advances of such Type as set forth in the Pricing Schedule.

     "Approved Fund" means any Fund that is administered or managed by (i) a Lender, (ii) an Affiliate of a Lender or (iii) an entity or an Affiliate of an entity that administers or manages a Lender.

     "Arrangers" means, collectively, Banc One Capital Markets, Inc., a Delaware corporation, and its successors, and Banc of America Securities LLC, and its successors, in their capacities as Co-Lead Arrangers and Joint Book Runners.

     "Article" means an article of this Agreement unless another document is specifically referenced.

     "Assignment Agreement" is defined in Section 12.3.1.

     "Authorized Officer" means any of the chief executive officer, president, chief operating officer, chief financial officer, treasurer or assistant treasurer of the Borrower, acting singly.

     "BOMC" means Banc One Mezzanine Corporation, in its individual capacity, and its successors.

     "Borrower" means Patterson Dental Company, a Minnesota corporation, and its permitted successors and assigns (including, without limitation, a debtor in possession on its behalf).

     "Borrowing Notice" is defined in Section 2.1.2.

     "Business Day" means (i) with respect to any borrowing, payment or rate selection of Eurodollar Advances, a day (other than a Saturday or Sunday) on which banks generally are open in Chicago, Illinois for the conduct of substantially all of their commercial lending activities, interbank wire transfers can be made on the Fedwire system and dealings in Dollars are carried on in the London interbank market and (ii) for all other purposes, a day (other than a Saturday or Sunday) on which banks generally are open in Chicago, Illinois for the conduct of substantially all of their commercial lending activities and interbank wire transfers can be made on the Fedwire system.

     "Capitalized Lease" of a Person means any lease of Property by such Person as lessee which would be capitalized on a balance sheet of such Person prepared in accordance with Agreement Accounting Principles.

     "Capitalized Lease Obligations" of a Person means the amount of the obligations of such Person under Capitalized Leases which would be shown as a liability on a balance sheet of such Person prepared in accordance with Agreement Accounting Principles.

     "Cash Equivalent Investments" means (i) short-term obligations of, or fully guaranteed by, the United States of America, (ii) commercial paper rated A-1 or better by S&P or P-1 or

                                       3

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better by Moody's, (iii) demand deposit accounts maintained in the ordinary course of business, (iv) certificates of deposit issued by and time deposits with commercial banks (whether domestic or foreign) having capital and surplus in excess of $100,000,000, and (v) money market funds investing primarily in assets of the type described in clauses (i) and (ii) of this definition; provided in each case that the same provides for payment of both principal and interest (and not principal alone or interest alone) and is not subject to any contingency regarding the payment of principal or interest.

     "Change in Control" means (i) the acquisition by any Person, or two or more Persons acting in concert, of beneficial ownership (within the meaning of Rule 13d-3 of the SEC under the Securities Exchange Act of 1934) of 30% or more of the outstanding shares of voting stock of the Borrower; (ii) other than pursuant to a transaction otherwise permitted under this Agreement, the Borrower shall cease to own, directly or indirectly and free and clear of all Liens or other encumbrances, all of the outstanding shares of voting stock of the Guarantors on a fully diluted basis; or (iii) the majority of the Board of Directors of the Borrower fails to consist of Continuing Directors.

     "Closing Date" means September 12, 2003

     "Code" means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time, and any rule or regulation issued thereunder.

     "Commitment" means, for each Lender, such Lender's obligation to make Loans on the Funding Date to the Borrower in an aggregate amount not exceeding the amount set forth for such Lender on the Commitment Schedule.

     "Commitment Schedule" means the Schedule identifying each Lender's Commitment as of the Closing Date attached hereto and identified as such.

     "Consolidated Adjusted EBITDA" means, as to any Person for any period, the sum of Consolidated EBIT for such period plus consolidated depreciation and amortization for such period. For Persons acquired by the Borrower or any Subsidiary during the relevant measurement period, their EBITDA results will be included in the calculation of Consolidated Adjusted EBITDA as if those Persons were owned by the Borrower or such Subsidiary for the entire reporting period. Consolidated Adjusted EBITDA will be calculated on a rolling four-quarter basis.

     "Consolidated Adjusted Net Income" means, as to any Person for any period, the Consolidated Net Income of such Person, provided that, for Persons acquired by the Borrower or any Subsidiary during the relevant measurement period, their Consolidated Net Income will be included in the calculation of Consolidated Adjusted Net Income as if those Persons were owned by the Borrower or such Subsidiary for the entire reporting period. Consolidated Adjusted Net Income will be calculated on a rolling four-quarter basis.

     "Consolidated EBIT" means, as to any Person and with reference to any period, Consolidated Net Income plus, to the extent deducted from revenues in determining Consolidated Net Income, (i) Consolidated Interest Expense, and (ii) expense for federal, state,

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local and foreign income and franchise taxes paid or accrued, all calculated for such Person and its Subsidiaries on a consolidated basis.

     "Consolidated Interest Expense" means, as to any Person and with reference to any period, the interest expense of such Person and its Subsidiaries calculated on a consolidated basis for such period including, without limitation, such interest expense as may be attributable to capitalized leases, receivables transaction financing costs, the discount or implied interest component of off-balance sheet liabilities, all commissions, discounts and other fees and charges owed with respect to Letters of Credit and net mark-to-market exposure.

     "Consolidated Net Income" means as to any Person and with reference to any period, the net income (or loss) of such Person and its Subsidiaries calculated on a consolidated basis for such period, excluding any non-cash charges or gains which are unusual, non-recurring or extraordinary.

     "Consolidated Net Worth" means, as of any date of determination, the consolidated total stockholders' equity (including capital stock, additional paid-in capital and retained earnings) of the Borrower and its Subsidiaries determined in accordance with Agreement Accounting Principles.

     "Consolidated Total Debt" means (i) all indebtedness of the Borrower and its Subsidiaries, on a consolidated basis, reflected on a balance sheet prepared in accordance with Agreement Accounting Principles, plus, without duplication
(ii) the face amount of all outstanding Letters of Credit in respect of which the Borrower or any Subsidiary has any reimbursement obligation and the principal amount of all Contingent Obligations of the Borrower and its Subsidiaries, plus Capitalized Lease Obligations, plus obligations arising from the sale of accounts receivable and other forms of off-balance sheet financing, including Off-Balance Sheet Liabilities.

     "Contingent Obligation" of a Person means any agreement, undertaking or arrangement by which such Person assumes, guarantees, endorses, contingently agrees to purchase or provide funds for the payment of, or otherwise becomes or is contingently liable upon, the obligation or liability of any other Person, or agrees to maintain the net worth or working capital or other financial condition of any other Person, or otherwise assures any creditor of such other Person against loss, including, without limitation, any comfort letter, operating agreement, take-or-pay contract, application for a Letter of Credit or the obligations of any such Person as general partner of a partnership with respect to the liabilities of the partnership.

     "Continuing Director" means, with respect to any Person as of any date of determination, any member of the board of directors of such Person who (i) was a member of such board of directors on the Closing Date, or (ii) was nominated for election or elected to such board of directors with the approval of the required majority of the Continuing Directors who were members of such board at the time of such nomination or election; provided that if any individual who is so elected or nominated in connection with a merger, consolidation, acquisition or similar transaction and who was not a Continuing Director prior thereto, together with all other individuals so elected or nominated in connection with such merger, consolidation, acquisition or similar transaction who were not Continuing Directors prior thereto, constitute a majority of the members of the board of directors of such Person, such individual shall not be a Continuing Director.

     "Controlled Group" means all members of a controlled group of corporations or other business entities and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower or any of its Subsidiaries, are treated as a single employer under Section 414 of the Code.

     "Conversion/Continuation Notice" is defined in Section 2.7.

     "Credit Extension" means the making of an Advance hereunder.

     "Credit Party" means, collectively, the Borrower and each of the Guarantors.

     "Default" means an event described in Article VII.

     "Designated Lender" means, with respect to each Designating Lender, each Eligible Designee designated by such Designating Lender pursuant to Section 12.1.2.

     "Designating Lender" means, with respect to each Designated Lender, the Lender that designated such Designated Lender pursuant to Section 12.1.2.

     "Designation Agreement" is defined in Section 12.1.2.

     "Disqualified Stock" means any preferred or other capital stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is ninety-one (91) days after the Facility Termination Date.

     "Dollar", "dollar" and "$" means the lawful currency of the United States of America.

     "Domestic Subsidiary" means any Subsidiary of any Person that is not a Foreign Subsidiary.

     "Eligible Designee" means a special purpose corporation, partnership, trust, limited partnership or limited liability company that is administered by the respective Designating Lender or an Affiliate of such Designating Lender and
(i) is organized under the laws of the United States of America or any state thereof, (ii) is engaged primarily in making, purchasing or otherwise investing in commercial loans in the ordinary course of its business and (iii) issues (or the parent of which issues) commercial paper rated at least A-1 or the equivalent thereof by S&P or P-1 or the equivalent thereof by Moody's.

     "Environmental Laws" means any and all applicable federal, state, local and foreign statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, decrees, plans, injunctions, permits, concessions, grants, franchises, licenses, agreements and other governmental restrictions relating to
(i) the protection of the environment, (ii) the effect of the environment on human health, (iii) emissions, discharges or releases of pollutants, contaminants,

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hazardous substances or wastes into surface water, ground water or land, or (iv)
the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, hazardous substances or wastes or the clean-up or other remediation thereof.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any rules or regulations promulgated thereunder.

     "Eurodollar Advance" means an Advance which, except as otherwise provided in Section 2.9, bears interest at the applicable Eurodollar Rate.

     "Eurodollar Base Rate" means, with respect to a Eurodollar Advance for the relevant Interest Period, the applicable British Bankers' Association LIBOR rate for deposits in Dollars as reported by any generally recognized financial information service as of 11:00 a.m. (London time) two (2) Business Days prior to the first day of such Interest Period, and having a maturity equal to such Interest Period, provided that, if no such British Bankers' Association LIBOR rate is available to the Agent, the applicable Eurodollar Base Rate for the relevant Interest Period shall instead be the rate determined by the Agent to be the rate at which BOMC or one of its affiliate banks offers to place deposits in Dollars with first-class banks in the London interbank market at approximately 11:00 a.m. (London time) two (2) Business Days prior to the first day of such Interest Period, in the approximate amount of BOMC's relevant Eurodollar Loan and having a maturity equal to such Interest Period.

     "Eurodollar Loan" means a Loan which, except as otherwise provided in
Section 2.9, bears interest at the applicable Eurodollar Rate.

     "Eurodollar Rate" means, with respect to a Eurodollar Advance for the relevant Interest Period, the sum of (i) the quotient of (a) the Eurodollar Base Rate applicable to such Interest Period, divided by (b) one minus the Reserve Requirement (expressed as a decimal) applicable to such Interest Period, plus
(ii) the then Applicable Margin, changing as and when the Applicable Margin changes.

     "Excluded Taxes" means, in the case of each Lender or applicable Lending Installation and the Agent, taxes imposed on its overall net income, and franchise taxes imposed on it, by (i) the jurisdiction under the laws of which such Lender or the Agent is incorporated or organized or any political combination or subdivision or taxing authority thereof or (ii) the jurisdiction in which the Agent's or such Lender's principal executive office or such Lender's applicable Lending Installation is located.

     "Exhibit" refers to an exhibit to this Agreement, unless another document is specifically referenced.

     "Existing Credit Agreements" means (i) that certain Credit Agreement, dated as of November 22, 2002, by and among the Borrower, the lenders parties thereto, Banc One Capital Markets, Inc., as lead arranger, and Bank One, NA, as agent, as the same has been amended, restated, supplemented or otherwise modified from time to time, and (ii) that certain Credit Agreement, dated as of March 27, 2002, among AbilityOne Corporation, certain of its subsidiaries party thereto, the lenders party thereto, Wachovia Bank, National Association, as administrative agent, Antares Capital Corporation, Bank of America, N.A., Madison Capital

Funding LLC and BNP Paribas, as the same has been amended, restated, supplemented or otherwise modified from time to time.

     "Facility Fee" is defined in Section 2.4.

     "Facility Termination Date" means the earlier of (a) March 12, 2004, (b) September 19, 2003 if the AbilityOne Acquisition has not occurred prior thereto, and (c) the date the Loans shall be required to be paid in full pursuant to
Section 8.1 hereof.

     "Federal Funds Effective Rate" means, for any day, an interest rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published for such day (or, if such day is not a Business Day, for the immediately preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations at approximately 10:00 a.m. (Chicago time) on such day on such transactions received by the Agent from three (3) Federal funds brokers of recognized standing selected by the Agent in its sole discretion.

     "Financing" means, with respect to any Person, (i) the issuance or sale by such Person of any equity interests in such Person, or (ii) the issuance, assumption, incurrence or sale by such Person of any Indebtedness (other than Indebtedness described in Sections 6.14.1 through 6.14.10, but including any replacement, renewal, refinancing or extension of any Indebtedness permitted under Section 6.14.2); provided, however, that the foregoing shall not permit the incurrence by the Borrower or any Subsidiary of any Indebtedness if such incurrence is not otherwise permitted by this Agreement.

     "Floating Rate" means, for any day, a rate per annum equal to the sum of
(i) the Alternate Base Rate for such day, changing when and as the Alternate Base Rate changes plus (ii) the then Applicable Margin, changing as and when the Applicable Margin changes.

     "Floating Rate Advance" means an Advance which, except as otherwise provided in Section 2.9, bears interest at the Floating Rate.

     "Floating Rate Loan" means a Loan which, except as otherwise provided in
Section 2.9, bears interest at the Floating Rate.

     "Foreign Subsidiary" means (i) any Subsidiary of any Person that is not organized under the laws of a jurisdiction located in the United States of America and (ii) any Subsidiary of a Person described in clause (i) hereof that is organized under the laws of a jurisdiction located in the United States of America.

     "Foreign Subsidiary Investment" means the sum, without duplication, of (i) the aggregate outstanding principal amount of all intercompany loans made on or after the Closing Date from any Credit Party to any Foreign Subsidiary; (ii) all outstanding Investments made on or after the Closing Date by any Credit Party in any Foreign Subsidiary; and (iii) an amount equal to the net benefit derived by the Foreign Subsidiaries resulting from any non-arm's-length transactions, or any other transfer of assets conducted, in each case entered into on or after the Closing Date, between any Credit Party, on the one hand, and such Foreign Subsidiaries, on the other hand, other than (a) transactions in the ordinary course of business, (b) in respect of legal, accounting, reporting, listing and similar administrative services provided by any Credit Party to any such Foreign Subsidiary in the ordinary course of business consistent with past practice, and (c) the AbilityOne Acquisition.

     "Fund" means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

     "Funding Date" means a date on which the initial Advance is made hereunder.

     "Guarantor" means each of the Borrower's Material Domestic Subsidiaries (other than any SPV) and all other Material Domestic Subsidiaries of the Borrower which become Guarantors in satisfaction of the provisions of Section 6.23, in each case, together with their respective permitted successors and assigns. The initial Guarantors are AbilityOne Corporation, AbilityOne, PDSI and Webster.

     "Guaranty" means the Guaranty, dated as of September 12, 2003, made by certain Subsidiaries of the Borrower in favor of the Agent for the benefit of the Lenders, as the same may be amended, restated, supplemented or otherwise modified from time to time.

     "Indebtedness" of a Person means, at any time, without duplication, such Person's (i) obligations for borrowed money, (ii) obligations representing the deferred purchase price of Property or services (other than current accounts payable arising in the ordinary course of such Person's business payable on terms customary in the trade), (iii) obligations, whether or not assumed, secured by Liens or payable out of the proceeds or production from Property now or hereafter owned or acquired by such Person, (iv) obligations which are evidenced by notes, bonds, debentures, acceptances, or other instruments, (v) obligations to purchase securities or other Property arising out of or in connection with the sale of the same or substantially similar securities or Property, (vi) Capitalized Lease Obligations, (vii) Contingent Obligations of such Person, (viii) reimbursement obligations under letters of credit, bankers' acceptances, surety bonds and similar instruments (ix) Off-Balance Sheet Liabilities, (x) obligations under Sale and Leaseback Transactions, (xi) Net Mark-to-Market Exposure under Rate Management Transactions, (xii) Disqualified Stock, and (xiii) any other obligation for borrowed money or other financial accommodation which in accordance with Agreement Accounting Principles would be shown as a liability on the consolidated balance sheet of such Person.

     "Interest Expense Coverage Ratio" is defined in Section 6.21.

     "Interest Period" means, with respect to a Eurodollar Advance, a period of one, two, three or six months, or, to the extent available to all of the Lenders, nine or twelve months, commencing on a Business Day selected by the Borrower pursuant to this Agreement. Such Interest Period shall end on but exclude the day which corresponds numerically to such date one, two, three or six months, or if applicable nine or twelve months, thereafter, provided, however, that if there is no such numerically corresponding day in such next, second, third, sixth, ninth or twelfth succeeding month, such Interest Period shall end on the last Business Day of such next, second, third, sixth, ninth or twelfth succeeding month. If an Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall end on the next succeeding Business Day, provided, however, that if said next succeeding Business Day falls in a new calendar month, such Interest Period shall end on the immediately preceding Business Day.

     "Investment" of a Person means any loan, advance (other than commission, travel, relocation and similar advances to directors, officers and employees made in the ordinary course of business), extension of credit (other than accounts receivable arising in the ordinary course of business on terms customary in the trade) or contribution of capital by such Person; stocks, bonds, mutual funds, partnership interests, notes, debentures or other securities owned by such Person; any deposit accounts and certificates of deposit owned by such Person; and structured notes, derivative financial instruments and other similar instruments or contracts owned by such Person.

     "Lenders" means the lending institutions listed on the signature pages of this Agreement and their respective successors and assigns.

     "Lending Installation" means, with respect to a Lender or the Agent, the office, branch, subsidiary or affiliate of such Lender or the Agent listed on the signature pages hereof or on the administrative information sheets provided to the Agent in connection herewith or on a Schedule or otherwise selected by such Lender or the Agent pursuant to Section 2.15.

     "Letter of Credit" of a Person means a letter of credit or similar instrument which is issued upon the application of such Person or upon which such Person is an account party or for which such Person is in any way liable.

     "Leverage Ratio" means, as the end of any of the Borrower's fiscal quarters, the ratio of Consolidated Total Debt as of the end of such fiscal quarter to Consolidated Adjusted EBITDA for the four consecutive fiscal quarters then ended; provided, that the Leverage Ratio shall be calculated, with respect to Permitted Acquisitions, on a pro forma basis using historical financial statements and containing reasonable adjustments satisfactory to the Agent, broken down by fiscal quarter in the Borrower's reasonable judgment.

     "Lien" means any lien (statutory or other), mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, the interest of a vendor or lessor under any conditional sale, Capitalized Lease or other title retention agreement, and, in the case of stock, stockholders agreements, voting trust agreements and all similar arrangements).

     "Loan" means, with respect to a Lender, such Lender's loan made pursuant to
Article II (or any conversion or continuation thereof).

     "Loan Documents" means this Agreement, the Guaranty, and all other documents, instruments, notes (including any Notes issued pursuant to Section
2.11 (if requested)) and agreements executed in connection herewith or therewith or contemplated hereby or thereby, as the same may be amended, restated or otherwise modified and in effect from time to time.

     "Material Adverse Effect" means a material adverse effect on (i) the business, Property, condition (financial or otherwise), operations or results of operations, performance or prospects of the Borrower and its Subsidiaries taken as a whole, (ii) the ability of the Borrower or any Subsidiary to perform its obligations under the Loan Documents, (iii) the validity or enforceability of any of the Loan Documents or (iv) the rights or remedies of the Agent or the Lenders under any of the Loan Documents.

     "Material Domestic Subsidiary" means (i) PDSI and Webster, and (ii) any other Domestic Subsidiary of the Borrower (other than an SPV) that meets one or both of the following criteria: (i) such Domestic Subsidiary's total assets, determined on a consolidated basis with its Subsidiaries is greater than or equal to fifteen percent (15%) of the consolidated total assets of the Borrower and its Subsidiaries; or (ii) such Domestic Subsidiary's Consolidated Adjusted Net Income is greater than or equal to fifteen percent (15%) of the Borrower's Consolidated Adjusted Net Income, in each case as reported in the most recent annual or quarterly financial statements of the Borrower delivered pursuant to
Section 6.1.1 or 6.1.2.

     "Material Indebtedness" means any Indebtedness in an outstanding principal amount of $10,000,000 or more in the aggregate (or the equivalent thereof in any currency other than Dollars).

     "Material Indebtedness Agreement" means any agreement under which any Material Indebtedness was created or is governed or which provides for the incurrence of Indebtedness in an amount which would constitute Material Indebtedness (whether or not an amount of Indebtedness constituting Material Indebtedness is outstanding thereunder).

     "Moody's" means Moody's Investors Service, Inc. and any successor thereto.

     "Multiemployer Plan" means a multiemployer plan, as defined in Section 4001(a)(3) of ERISA, which is covered by Title IV of ERISA and to which the Borrower or any member of the Controlled Group is obligated to make contributions.

     "Net Cash Proceeds" means, with respect to any sale of Property or any Financing by any Person, (a) cash (freely convertible into Dollars) received by such Person or any Subsidiary of such Person from such sale of Property (including cash received as consideration for the assumption or incurrence of liabilities incurred in connection with or in anticipation of such sale of Property) or Financing, after (i) provision for all income or other taxes measured by or resulting from such sale of Property, (ii) payment of all reasonable brokerage commissions and other fees and expenses related to such sale of Property or Financing, and (iii) all amounts used to repay Indebtedness secured by a Lien on any asset disposed of in such sale of Property which is or may be required (by the express terms of the instrument governing such Indebtedness) to be repaid in connection with such sale of Property (including payments made to obtain or avoid the need for the consent of any holder of such Indebtedness) or Financing.

     "Net Mark-to-Market Exposure" of a Person means, as of any date of determination, the excess (if any) of all unrealized losses over all unrealized profits of such Person arising from Rate Management Transactions. "Unrealized losses" means the fair market value of the cost to such Person of replacing such Rate Management Transaction as of the date of determination

(assuming the Rate Management Transaction were to be terminated as of that date), and "unrealized profits" means the fair market value of the gain to such Person of replacing such Rate Management Transaction as of the date of determination (assuming such Rate Management Transaction were to be terminated as of that date).

     "Non-U.S. Lender" is defined in Section 3.5(iv).

     "Note" is defined in Section 2.11.

     "Obligations" means all Loans, advances, debts, liabilities, obligations, covenants and duties owing by the Borrower or any Subsidiary to the Agent, any Lender, the Arrangers, any affiliate of the Agent, any Lender or the Arrangers, or any indemnitee under the provisions of Section 9.6 or any other provisions of the Loan Documents, in each case of any kind or nature, present or future, arising under this Agreement or any other Loan Document, whether or not evidenced by any note, guaranty or other instrument, whether or not for the payment of money, whether arising by reason of an extension of credit, loan, foreign exchange risk, guaranty, indemnification, or in any other manner, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising and however acquired. The term includes, without limitation, all interest, charges, expenses, fees, attorneys' fees and disbursements, paralegals' fees (in each case whether or not allowed), and any other sum chargeable to the Borrower or any Subsidiary under this Agreement or any other Loan Document.

     "Off-Balance Sheet Liability" of a Person means the principal component of
(i) any repurchase obligation or liability of such Person with respect to accounts or notes receivable sold by such Person, (ii) any liability under any Sale and Leaseback Transaction which is not a Capitalized Lease, (iii) any liability under any so-called "synthetic lease" or "tax ownership operating lease" transaction entered into by such Person, (iv) any Receivables Purchase Facility or (v) any obligation arising with respect to any other transaction which is the functional equivalent of or takes the place of borrowing but which does not constitute a liability on the consolidated balance sheets of such Person, but excluding from this clause (v) all Operating Leases.

     "Off-Balance Sheet Trigger Event" is defined in Section 7.17.

     "Operating Lease" of a Person means any lease of Property (other than a Capitalized Lease) by such Person as lessee which has an original term (including any required renewals and any renewals effective at the option of the lessor) of one year or more.

     "Other Taxes" is defined in Section 3.5(ii).

     "Outstanding Credit Exposure" means, as to any Lender at any time, the sum of the aggregate principal amount of its Loans outstanding at such time.

     "Participants" is defined in Section 12.2.1.

     "Payment Date" means the last day of each March, June, September and December and the Facility Termination Date.

     "PBGC" means the Pension Benefit Guaranty Corporation, or any successor thereto.

     "PDSI" means Patterson Dental Supply, Inc., a Minnesota corporation.

     "Permitted Acquisition" is defined in Section 6.13.5.

     "Permitted Purchase Money Debt" is defined in Section 6.14.5.

     "Person" means any natural person, corporation, firm, joint venture, partnership, limited liability company, association, enterprise, trust or other entity or organization, or any government or political subdivision or any agency, department or instrumentality thereof.

     "Plan" means an employee pension benefit plan, excluding any Multiemployer Plan, which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code as to which the Borrower or any member of the Controlled Group may have any liability.

     "Pricing Schedule" means the Schedule identifying the Applicable Margin and Applicable Fee Rate attached hereto and identified as such.

     "Prime Rate" means a rate per annum equal to the prime rate of interest announced from time to time by BOMC or its parent (which is not necessarily the lowest rate charged to any customer), changing when and as said prime rate changes.

     "Property" of a Person means any and all property, whether real, personal, tangible, intangible, or mixed, of such Person, or other assets owned, leased or operated by such Person.

     "Pro Rata Share" means, with respect to a Lender, (i) prior to the Funding Date, a portion equal to a fraction the numerator of which is such Lender's Commitment at such time (in each case, as adjusted from time to time in accordance with the provisions of this Agreement) and the denominator of which is the Aggregate Commitment at such time, and (ii) from and after the Funding Date and the funding of the Loans, a fraction the numerator of which is such Lender's Outstanding Credit Exposure at such time and the denominator of which is the sum of the Aggregate Outstanding Credit Exposure at such time.

     "Purchase Price" means the total consideration and other amounts payable in connection with any Acquisition, including, without limitation, any portion of the consideration payable in cash, all Indebtedness, liabilities and contingent obligations incurred or assumed in connection with such Acquisition and all transaction costs and expenses incurred in connection with such Acquisition, but exclusive of the value of any capital stock or other equity interests of the Borrower or any Subsidiary issued as consideration for such Acquisition.

     "Purchasers" is defined in Section 12.3.1.

     "Rate Management Obligations" of a Person means any and all obligations of such Person, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (i) any and all Rate Management Transactions, and (ii) any and all cancellations, buy backs, reversals, terminations or assignments of any Rate Management Transactions.

     "Rate Management Transaction" means any transaction (including an agreement with respect thereto) now existing or hereafter entered into by the Borrower or a Subsidiary which is a rate swap, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, forward transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of these transactions) or any combination thereof, whether linked to one or more interest rates, foreign currencies, commodity prices, equity prices or other financial measures.

     "Receivables Purchase Documents" means each of (i) that certain Receivables Sale Agreement dated as of May 10, 2002, among the originators named therein and PDC Funding Company, LLC, as buyer and that certain Receivables Purchase Agreement dated as of May 10, 2002, among PDC Funding Company, LLC, the Borrower, Preferred Receivables Funding Corporation, the financial institutions party thereto and Bank One, as agent, as such agreements may be amended, restated, extended or otherwise modified from time to time and (ii) that certain Third Amended and Restated Contract Purchase Agreement, dated as of June 19, 2002, among the Borrower, PDSI, Webster, U.S. Bank National Association, individually and as agent, and certain buyers identified therein, as such Third Amended and Restated Contract Purchase Agreement may be amended, restated, extended or otherwise modified from time to time.

     "Receivables Purchase Facility" means (i) the transactions contemplated by the Receivables Purchase Documents and (ii) other sales (including licenses), with limited recourse, or no recourse, by PDSI or Webster of Accounts derived from sales on contract of furnishings and equipment (but not, however, (a) open account sales of supplies or (b) Accounts derived from provisions of services).

     "Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor thereto or other regulation or official interpretation of said Board of Governors relating to reserve requirements applicable to member banks of the Federal Reserve System.

     "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor or other regulation or official interpretation of said Board of Governors relating to the extension of credit by banks, non-banks and non-broker lenders for the purpose of purchasing or carrying margin stocks applicable to member banks of the Federal Reserve System.

     "Regulation X" means Regulation X of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor or other regulation or official interpretation of said Board of Governors relating to the extension of credit by foreign lenders for the purpose of purchasing or carrying margin stock (as defined therein).

     "Reportable Event" means a reportable event as defined in Section 4043 of ERISA and the regulations issued under such section, with respect to a Plan subject to Title IV of ERISA, excluding, however, such events as to which the PBGC has by regulation waived the requirement of Section 4043(a) or (b) of ERISA that it be notified within 30 days of the occurrence of such event, provided, however, that a failure to meet the minimum funding standard of Section 412 of the Code and of Section 302 of ERISA shall be a Reportable Event regardless of the issuance of any such waiver of the notice requirement in accordance with either Section 4043(a) or (b) of ERISA or Section 412(d) of the Code.

     "Required Lenders" means (i) prior to the Funding Date, Lenders in the aggregate having more than 50% of the Aggregate Commitment at such time, and
(ii) from and after the Funding Date, Lenders in the aggregate having more than 50% of the Aggregate Outstanding Credit Exposure at such time.

     "Reserve Requirement" means, with respect to an Interest Period, the maximum aggregate reserve requirement (including all basic, supplemental, marginal and other reserves) which is imposed under Regulation D on "Eurocurrency liabilities" (as defined in Regulation D).

     "S&P" means Standard and Poor's Ratings Group, a division of The McGraw-Hill Companies, Inc., and any successor thereto.

     "Sale and Leaseback Transaction" means any sale or other transfer of Property by any Person with the intent to lease such Property as lessee.

     "Schedule" refers to a specific schedule to this Agreement, unless another document is specifically referenced.

     "SEC" means the United States Securities and Exchange Commission, and any successor thereto.

     "Section" means a numbered section of this Agreement, unless another document is specifically referenced.

     "Single Employer Plan" means a Plan maintained by the Borrower or any member of the Controlled Group for employees of the Borrower or any member of the Controlled Group.

     "Solvent" means, when used with respect to any Person, that at the time of determination:

     (i) the fair value of its assets (both at fair valuation and at present fair saleable value) is equal to or in excess of the total amount of its liabilities, including, without limitation, contingent liabilities; and

     (ii) it is then able and expects to be able to pay its debts as they mature; and

     (iii) it has capital sufficient to carry on its business as conducted and as proposed to be conducted.

     With respect to contingent liabilities (such as litigation, guarantees and pension plan liabilities), such liabilities shall be computed at the amount which, in light of all the facts and circumstances existing at the time, represent the amount which can be reasonably be expected to become an actual or matured liability.

     "SPV" means any special purpose entity established for the purpose of purchasing receivables in connection with a receivables securitization transaction permitted under the terms of this Agreement.

     "Subordinated Indebtedness" of a Person means any Indebtedness of such Person the payment of which is subordinated to payment of the Obligations to the written satisfaction of the Required Lenders.

     "Subsidiary" of a Person means (i) any corporation more than 50% of the outstanding securities having ordinary voting power of which shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, or
(ii) any partnership, limited liability company, association, joint venture or similar business organization more than 50% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled. Unless otherwise expressly provided, all references herein to a "Subsidiary" shall mean a Subsidiary of the Borrower.

     "Substantial Portion" means, with respect to the Property of the Borrower and its Subsidiaries, Property which represents more than 10% of the consolidated assets of the Borrower and its Subsidiaries or property which is responsible for more than 10% of the consolidated net sales or of the Consolidated Net Income of the Borrower and its Subsidiaries, in each case, as would be shown in the consolidated financial statements of the Borrower and its Subsidiaries as at the end of the four fiscal quarter period ending with the fiscal quarter immediately prior to the fiscal quarter in which such determination is made (or if financial statements have not been delivered hereunder for that fiscal quarter which ends the four fiscal quarter period, then the financial statements delivered hereunder for the quarter ending immediately prior to that quarter).

     "Taxes" means any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings, and any and all liabilities with respect to the foregoing, but excluding Excluded Taxes and Other Taxes.

     "Transaction Documents" means the Loan Documents and the documents executed and delivered by the Borrower or any of its Subsidiaries in connection with the AbilityOne Acquisition including, without limitation, the AbilityOne Acquisition Agreement.

     "Transferee" is defined in Section 12.4.

     "Type" means, with respect to any Advance, its nature as a Floating Rate Advance or a Eurodollar Advance and with respect to any Loan, its nature as a Floating Rate Loan or a Eurodollar Loan.

     "Unfunded Liabilities" means the amount (if any) by which the present value of all vested and unvested accrued benefits under each Single Employer Plan subject to Title IV of ERISA exceeds the fair market value of all such Plan's assets allocable to such benefits, all determined as of the then most recent valuation date for such Plan for which a valuation report is available, using PBGC actuarial assumptions for single employer plan terminations.

     "Unmatured Default" means an event which but for the lapse of time or the giving of notice, or both, would constitute a Default.

     "Webster" means Webster Veterinary Supply, Inc., a Minnesota corporation.

     "Weighted Average Life to Maturity" means when applied to any Indebtedness at any date, the number of years obtained by dividing (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required scheduled payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (ii) the then outstanding principal amount of such Indebtedness.

     "Wholly-Owned Subsidiary" of a Person means (i) any Subsidiary all of the outstanding voting securities (other than directors' qualifying shares) of which shall at the time be owned or controlled, directly or indirectly, by such Person or one or more Wholly-Owned Subsidiaries of such Person, or by such Person and one or more Wholly-Owned Subsidiaries of such Person, or (ii) any partnership, limited liability company, association, joint venture or similar business organization 100% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled.

     1.2. Plural Forms. The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms.

                                   ARTICLE II

                                   THE CREDITS

     2.1. Loans.

          2.1.1 Amounts of Loans. Subject to the terms and conditions set forth in this Agreement, each Lender severally and not jointly agrees to make on the Funding Date, a term loan, in Dollars, to the Borrower in an aggregate amount up to such Lender's Commitment. All Loans shall be made by the Lenders on the Funding Date simultaneously and proportionately to their respective Pro Rata Shares, it being understood that no Lender shall be responsible for any failure by any other Lender to perform its obligation to make any Loan hereunder nor shall the Commitment of any Lender be increased or decreased as a result of any such failure.

          2.1.2 Borrowing Notice. The Borrower shall deliver to the Agent an irrevocable notice (a "Borrowing Notice") signed by it on the Funding Date. Such Borrowing Notice shall specify (i) the aggregate amount of the Loans being requested and (ii) instructions for the disbursement of proceeds of such Loans. The Loans shall initially be Floating Rate Loans and thereafter may be continued as Floating Rate Loans or converted into Eurodollar Rate Loans in the manner provided in
     Section 2.7 and subject to the other conditions and limitations therein set forth and set forth in this Article II. Any Borrowing Notice given pursuant to this Section 2.1.2 shall be irrevocable.

          2.1.3 Making of Loans. Promptly after receipt of the Borrowing Notice under Section 2.1.2 in respect of the Loans, the Agent shall notify each Lender by telecopy, or other similar form of transmission, of the proposed Advance. Each Lender shall deposit an amount equal to its Pro Rata Share of the Loans with the Agent at its office in Chicago, Illinois, in immediately available funds, on the Funding Date, as specified in the Borrowing Notice. Subject to the fulfillment of the conditions precedent set forth in Article IV, the Agent shall make the proceeds of such amounts received by it available to the Borrower at the Agent's office in Chicago, Illinois on such date and shall disburse such proceeds in accordance with the Borrower's disbursement instructions set forth in such Borrowing Notice. The failure of any Lender to deposit the amount described above with the Agent on such date shall not relieve any other Lender of its obligations hereunder to make its Loan on such date.

          2.1.4 Repayment of the Loans. The Loans shall be repaid in a single installment payable on the Facility Termination Date. No installment of any Loan may be reborrowed once repaid. In addition to the scheduled payments on the Loans, the Borrower (i) may make the voluntary prepayments described in Section 2.6 for credit against the scheduled payments on the Loans pursuant to Section 2.6 and (ii) shall make the mandatory prepayments prescribed in Section 2.2 for credit against the scheduled payments on the Loans pursuant to Section 2.2.

     2.2. Required Payments; Termination. (a) Any outstanding Advances and all other unpaid Obligations shall be paid in full by the Borrower on the Facility Termination Date. Until all of the Obligations (other than contingent indemnity obligations) shall have been fully paid and satisfied and all financing arrangements among the Borrower and the Lenders hereunder and under the other Loan Documents shall have been terminated, all of the rights and remedies under this Agreement and the other Loan Documents shall survive.

          (b) Asset Sales and Insurance Proceeds. Upon (1) the consummation of any sale, lease, conveyance, transfer, casualty or other disposition ("Asset Sale") of Property (other than sales permitted under Sections 6.12.1 through 6.12.6) by the Borrower or any Subsidiary of the Borrower or (2) the receipt by the Borrower or any of its Subsidiaries of proceeds from insurance in connection with any property loss or casualty ("Loss Proceeds"), and in each case, except as provided in the second sentence of this clause (b), within five (5) Business Days after the Borrower's or any of its Subsidiaries' (x) receipt of any Net Cash Proceeds from any such Asset Sale or any such Loss Proceeds, or (y) conversion to cash or Cash Equivalent Investments of non-cash proceeds (whether principal or interest and including securities, release of escrow arrangements or lease payments) received from any Asset Sale, the Borrower shall make a mandatory prepayment of the Obligations, subject to the provisions governing the application of payments set forth in Section 2.2(d), in an amount equal to one hundred percent (100%) of such Net Cash Proceeds or Loss Proceeds or such proceeds converted from non-cash to cash or Cash

Equivalent Investments. Unless a Default or Unmatured Default shall have occurred and is continuing, in the event that the Borrower shall have given the Agent written notice within thirty (30) days after an Asset Sale or event giving rise to such Loss Proceeds of its intention to replace the assets or use such Net Cash Proceeds or Loss Proceeds, as applicable, to acquire other like-kind assets (which shall include, without limitation, assets acquired pursuant to a Permitted Acquisition) within twelve (12) months following such Asset Sale or the receipt of such Loss Proceeds, as applicable, then such Net Cash Proceeds or Loss Proceeds shall not be subject to the provisions of the first sentence of this clause (b) unless and to the extent that such applicable period shall have expired without such replacement having been made.

          (c) Financings. Upon the consummation of any Financing by the Borrower or any Subsidiary of the Borrower, within three (3) Business Days after the Borrower's or any of its Subsidiaries' receipt of any Net Cash Proceeds from such Financing, the Borrower shall make a mandatory prepayment of the Obligations, subject to the provisions governing the application of payments set forth in Section 2.2(d), in an amount equal to one hundred percent (100%) of such Net Cash Proceeds.

          (d) Application of Designated Prepayments. Each mandatory prepayment required by clauses (b) and (c) of this Section 2.2 shall be referred to herein as a "Designated Prepayment." Designated Prepayments shall be applied to repay Loans ratably in an amount equal to such Designated Prepayment.

          (e) Application and Priority of Prepayments. With respect to the reduction of the Loans on any date, Designated Prepayments shall first be applied to Floating Rate Loans and to any Eurodollar Rate Loans maturing on such date and then to subsequently maturing Eurodollar Rate Loans in order of maturity.

     2.3. Ratable Loans; Types of Advances. Each Advance hereunder shall consist of Loans made from the several Lenders ratably in proportion to their respective Pro Rata Shares. The Advances may be Floating Rate Advances or Eurodollar Advances, or a combination thereof, selected by the Borrower in accordance with
Section 2.7.

     2.4. Facility Fee. The Borrower shall pay to the Agent, for the account of the Lenders a facility fee (the "Facility Fee") at a per annum rate equal to the Applicable Fee Rate multiplied by (i) prior to the Funding Date, each Lender's Commitment, and (ii) on and after the Funding Date, each Lender's Outstanding Credit Exposure, from the Closing Date to and including the date on which all of the Loans shall be repaid in full. All such Facility Fees payable hereunder shall be payable quarterly in arrears on each Payment Date.

     2.5. Minimum Amount of Each Advance. Each Eurodollar Advance shall be in the minimum amount of $1,000,000 (and in multiples of $100,000 if in excess thereof), and each Floating Rate Advance shall be in the minimum amount of $1,000,000 (and in multiples of $100,000 if in excess thereof).

     2.6. Optional Principal Payments. The Borrower may from time to time pay, without penalty or premium, all outstanding Floating Rate Advances, or any portion of the outstanding Floating Rate Advances, in a minimum aggregate amount of $1,000,000 or any integral multiple of $1,000,000 in excess thereof, upon one (1) Business Day's prior notice to the Agent. The Borrower may from time to time pay, subject to the payment of any funding indemnification amounts required by Section 3.4 but without penalty or premium, all outstanding Eurodollar Advances, or, in a minimum aggregate amount of $1,000,000 or any integral multiple of $1,000,000 in excess thereof, any portion of the outstanding Eurodollar Advances upon three (3) Business Days' prior notice to the Agent.

     2.7. Conversion and Continuation of Outstanding Advances; No Conversion or Continuation of Eurodollar Advances After Default. Floating Rate Advances shall continue as Floating Rate Advances unless and until such Floating Rate Advances are converted into Eurodollar Advances pursuant to this Section 2.7 or are repaid in accordance with Section 2.6. Each Eurodollar Advance shall continue as a Eurodollar Advance until the end of the then applicable Interest Period therefor, at which time such Eurodollar Advance shall be automatically converted into a Floating Rate Advance unless (x) such Eurodollar Advance is or was repaid in accordance with Section 2.6 or (y) the Borrower shall have given the Agent a Conversion/Continuation Notice (as defined below) requesting that, at the end of such Interest Period, such Eurodollar Advance continue as a Eurodollar Advance for the same or another Interest Period. Subject to the terms of Section 2.6 and the payment of any funding indemnification amounts required by Section 3.4, the Borrower may elect from time to time to convert all or any part of an Advance of any Type into any other Type or Types of Advances. Notwithstanding anything to the contrary contained in this Section 2.7, during the continuance of a Default or an Unmatured Default, the Agent may (or shall at the direction of the Required Lenders), by notice to the Borrower, declare that no Advance may be made as, converted to or, following the expiration of any Interest Periods then in effect, continued as a Eurodollar Advance. The Borrower shall give the Agent irrevocable notice (a "Conversion/Continuation Notice") of each conversion of an Advance or continuation of a Eurodollar Advance not later than 12:00 noon (Chicago time) on the same Business Day, in the case of a conversion into a Floating Rate Advance, or three (3) Business Days, in the case of a conversion into or continuation of a Eurodollar Advance, prior to the date of the requested conversion or continuation, specifying:

     (i) the requested date, which shall be a Business Day, of such conversion or continuation,

     (ii) the aggregate amount and Type of the Advance which is to be converted or continued, and

     (iii) the amount of such Advance which is to be converted into or continued as a Eurodollar Advance and the duration of the Interest Period applicable thereto.

     2.8. Changes in Interest Rate, etc. Each Floating Rate Advance shall bear interest on the outstanding principal amount thereof, for each day from and including the date such Advance is made or is automatically converted from a Eurodollar Advance into a Floating Rate Advance pursuant to Section 2.7, to but excluding the date it is paid or is converted into a Eurodollar Advance pursuant to Section 2.7 hereof, at a rate per annum equal to the Floating Rate for such day. Changes in the rate of interest on that portion of any Advance maintained as a Floating Rate Advance will take effect simultaneously with each change in the Alternate Base Rate. Each

Eurodollar Advance shall bear interest on the outstanding principal amount thereof from and including the first day of the Interest Period applicable thereto to (but not including) the last day of such Interest Period at the interest rate determined by the Agent as applicable to such Eurodollar Advance based upon the Borrower's selections under Section 2.7 and otherwise in accordance with the terms hereof. No Interest Period may end after the Facility Termination Date.

     2.9. Rates Applicable After Default. During the continuance of a Default the Required Lenders may, at their option, by notice to the Borrower (which notice may be revoked at the option of the Required Lenders notwithstanding any provision of Section 8.2 requiring unanimous consent of the Lenders to changes in interest rates), declare that (i) each Eurodollar Advance shall bear interest for the remainder of the applicable Interest Period at a rate per annum equal to the Floating Rate in effect from time to time plus 2% per annum, (ii) each Floating Rate Advance shall bear interest at a rate per annum equal to the Floating Rate in effect from time to time plus 2% per annum; provided that, during the continuance of a Default under Section 7.2, 7.3 (solely arising as a result of a breach of any of Sections 6.20 through 6.22), 7.6 or 7.7, the interest rates set forth in clauses (i) and (ii) above shall be applicable to all Credit Extensions, Advances, fees and other Obligations hereunder without any election or action on the part of the Agent or any Lender.

     2.10. Method of Payment. All payments of the Obligations hereunder shall be made, without setoff, deduction, or counterclaim, in immediately available funds to the Agent at the Agent's address specified pursuant to Article XIII, or at any other Lending Installation of the Agent specified in writing by the Agent to the Borrower, by 12:00 noon (Chicago time) on the date when due and shall (except as otherwise specifically required hereunder) be applied ratably by the Agent among the Lenders. Each payment delivered to the Agent for the account of any Lender shall be delivered promptly by the Agent to such Lender in the same type of funds that the Agent received at its address specified pursuant to
Article XIII or at any Lending Installation specified in a notice received by the Agent from such Lender. The Agent is hereby authorized to charge the account of the Borrower maintained with BOMC for each payment of the Obligations as it becomes due hereunder.

     2.11. Noteless Agreement; Evidence of Indebtedness.

     (i) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

     (ii) The Agent shall also maintain accounts in which it will record (a) the date and the amount of each Loan made hereunder, the Type thereof and the Interest Period (in the case of a Eurodollar Advance) with respect thereto, (b) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder, (c) the effective date and amount of each Assignment Agreement delivered to and accepted by it and the parties thereto pursuant to Section 12.3, (d) the amount of any sum received by the Agent hereunder from the Borrower and each Lender's share thereof, and (e) all other appropriate debits and credits as provided in this Agreement, including, without limitation, all fees, charges, expenses and interest.

     (iii) The entries maintained in the accounts maintained pursuant to paragraphs (i) and (ii) above shall be prima facie evidence of the existence and amounts of the Obligations therein recorded; provided, however, that the failure of the Agent or any Lender to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Obligations in accordance with their terms.

     (iv) Any Lender may request that its Loans be evidenced by a promissory note in substantially the form of Exhibit E (a "Note"). In such event, the Borrower shall prepare, execute and deliver to such Lender such Note payable to the order of such Lender or its registered assigns. Thereafter, the Loans evidenced by such Note and interest thereon shall at all times (prior to any assignment pursuant to Section 12.3) be represented by one or more Notes payable to the order of the payee named therein, except to the extent that any such Lender subsequently returns any such Note for cancellation and requests that such Loans once again be evidenced as described in paragraphs (i) and (ii) above.

     2.12. Telephonic Notices. The Borrower hereby authorizes the Lenders and the Agent to extend, convert or continue Advances, effect selections of Types of Advances and to transfer funds based on telephonic notices made by any person or persons the Agent or any Lender in good faith believes to be acting on behalf of the Borrower, it being understood that the foregoing authorization is specifically intended to allow Borrowing Notices and Conversion/Continuation Notices to be given telephonically. The Borrower agrees to deliver promptly to the Agent a written confirmation, signed by an Authorized Officer, if such confirmation is requested by the Agent or any Lender, of each telephonic notice. If the written confirmation differs in any material respect from the action taken by the Agent and the Lenders, the records of the Agent and the Lenders shall govern absent manifest error.

     2.13. Interest Payment Dates; Interest and Fee Basis. Interest accrued on each Floating Rate Advance shall be payable in arrears on each Payment Date, commencing with the first such date to occur after the Closing Date, on any date on which the Floating Rate Advance is prepaid, whether due to acceleration or otherwise, and at maturity. Interest accrued on that portion of the outstanding principal amount of any Floating Rate Advance converted into a Eurodollar Advance on a day other than a Payment Date shall be payable on the date of conversion. Interest accrued on each Eurodollar Advance shall be payable on the last day of its applicable Interest Period, on any date on which the Eurodollar Advance is prepaid, whether by acceleration or otherwise, and at maturity. Interest accrued on each Eurodollar Advance having an Interest Period longer than three (3) months shall also be payable on the last day of each three-month interval during such Interest Period. Interest on Eurodollar Advances and all fees hereunder shall be calculated for actual days elapsed on the basis of a 360-day year. Interest on Floating Rate Advances shall be calculated for actual days elapsed on the basis of a 365/366-day year. Interest shall be payable for the day an Advance is made but not for the day of any payment on the amount paid if payment is received prior to 12:00 noon (Chicago time) at the place of payment. If any payment of principal of or interest on an Advance, any fees or any other amounts payable to the Agent or any Lender hereunder shall become due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and, in the case of a principal payment, such extension of time shall be included in computing interest, fees and commissions in connection with such payment.

     2.14. Notification of Advances, Interest Rates and Prepayments; Availability of Loans. Promptly after receipt thereof, the Agent will notify each Lender of the contents of each Borrowing Notice, Conversion/Continuation Notice, and repayment notice received by it hereunder. The Agent will notify the Borrower and each Lender of the interest rate applicable to each Eurodollar Advance promptly upon determination of such interest rate and will give the Borrower and each Lender prompt notice of each change in the Alternate Base Rate. Not later than 12:00 noon (Chicago time) on the Funding Date, each Lender shall make available its Loan or Loans in funds immediately available in Chicago to the Agent at its address specified pursuant to Article XIII. The Agent will promptly make the funds so received from the Lenders available to the Borrower at the Agent's aforesaid address.

     2.15. Lending Installations. Each Lender may book its Loans at any Lending Installation selected by such Lender, and may change its Lending Installation from time to time. All terms of this Agreement shall apply to any such Lending Installation and the Loans and any Notes issued hereunder shall be deemed held by each Lender for the benefit of any such Lending Installation. Each Lender may, by written notice to the Agent and the Borrower in accordance with Article XIII, designate replacement or additional Lending Installations through which Loans will be made by it and for whose account Loan payments are to be made.

     2.16. Non-Receipt of Funds by the Agent. Unless the Borrower or a Lender, as the case may be, notifies the Agent prior to the date on which it is scheduled to make payment to the Agent of (i) in the case of a Lender, the proceeds of a Loan or (ii) in the case of the Borrower, a payment of principal, interest or fees to the Agent for the account of the Lenders, that it does not intend to make such payment, the Agent may assume that such payment has been made. The Agent may, but shall not be obligated to, make the amount of such payment available to the intended recipient in reliance upon such assumption. If such Lender or the Borrower, as the case may be, has not in fact made such payment to the Agent, the recipient of such payment shall, on demand by the Agent, repay to the Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by the Agent until the date the Agent recovers such amount at a rate per annum equal to (x) in the case of payment by a Lender, the Federal Funds Effective Rate for such day for the first three days and, thereafter, the interest rate applicable to the relevant Loan or (y) in the case of payment by the Borrower, the interest rate applicable to the relevant Loan.

     2.17. Replacement of Lender. If the Borrower is required pursuant to
Section 3.1, 3.2 or 3.5 to make any additional payment to any Lender or if any Lender's obligation to make or continue, or to convert Floating Rate Advances into, Eurodollar Advances shall be suspended pursuant to Section 3.3 (any Lender so affected an "Affected Lender"), the Borrower may elect, if such amounts continue to be charged or such suspension is still effective, to terminate or replace the Loans of such Affected Lender, provided that no Default or Unmatured Default shall have occurred and be continuing at the time of such termination or replacement, and provided further that, concurrently with such termination or replacement, (i) if the Affected Lender is being replaced, another bank or other entity which is reasonably satisfactory to the Borrower and the Agent shall agree, as of such date, to purchase for cash the Outstanding Credit Exposure of the Affected Lender pursuant to an Assignment Agreement substantially in the form of Exhibit C and to become a Lender for all purposes under this Agreement and to assume all obligations of the Affected Lender to be terminated as of such date and to comply with the requirements of Section 12.3 applicable to assignments, and (ii) the Borrower shall pay to such Affected Lender in immediately available funds on the day of such replacement (A) all interest, fees and other amounts then accrued but unpaid to such Affected Lender by the Borrower hereunder to and including the date of termination, including without limitation payments due to such Affected Lender under Sections 3.1, 3.2 and 3.5, and (B) an amount, if any, equal to the payment which would have been due to such Lender on the day of such replacement under Section 3.4 had the Loans of such Affected Lender been prepaid on such date rather than sold to the replacement Lender, in each case to the extent not paid by the purchasing Lender and (iii) if the Affected Lender is being terminated, the Borrower shall pay to such Affected Lender all Obligations due to such Affected Lender (including the amounts described in the immediately preceding clauses (i) and (ii) plus the outstanding principal balance of such Affected Lender's Credit Extensions).

                                  ARTICLE III

                             YIELD PROTECTION; TAXES

     3.1. Yield Protection. If, on or after the Closing Date, the adoption of any law or any governmental or quasi-governmental rule, regulation, policy, guideline or directive (whether or not having the force of law), or any change in any such law, rule, regulation, policy, guideline or directive or in the interpretation or administration thereof by any governmental or quasi-governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender or applicable Lending Installation with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency:

     (i) subjects any Lender or any applicable Lending Installation to any Taxes, or changes the basis of taxation of payments (other than with respect to Excluded Taxes) to any Lender in respect of its Eurodollar Loans, or

     (ii) imposes or increases or deems applicable any reserve, assessment, insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender or any applicable Lending Installation (other than reserves and assessments taken into account in determining the interest rate applicable to Eurodollar Advances), or

     (iii) imposes any other condition the result of which is to increase the cost to any Lender, any applicable Lending Installation of making, funding or maintaining its Commitment or Eurodollar Loans, or reduces any amount receivable by any Lender or any applicable Lending Installation in connection with its Commitment or Eurodollar Loans, or requires any Lender or any applicable Lending Installation to make any payment calculated by reference to the amount of

          Commitment or Eurodollar Loans held or interest received by it, by an amount deemed material by such Lender,

and the result of any of the foregoing is to increase the cost to such Lender or applicable Lending Installation of making or maintaining its Eurodollar Loans or Commitment, as applicable, or to reduce the return received by such Lender or applicable Lending Installation in connection with such Eurodollar Loans or Commitment, then, within 15 days of demand, accompanied by the written statement required by Section 3.6, by such Lender, the Borrower shall pay such Lender such additional amount or amounts as will compensate such Lender for such increased cost or reduction in amount received.

     3.2. Changes in Capital Adequacy Regulations. If a Lender determines the amount of capital required or expected to be maintained by such Lender, any Lending Installation of such Lender or any corporation controlling such Lender is increased as a result of a Change, then, within 15 days of demand, accompanied by the written statement required by Section 3.6, by such Lender, the Borrower shall pay such Lender the amount necessary to compensate for any shortfall in the rate of return on the portion of such increased capital which such Lender determines is attributable to this Agreement, its Outstanding Credit Exposure or its Commitment to make Loans, as applicable, hereunder (after taking into account such Lender's policies as to capital adequacy). "Change" means (i) any change after the Closing Date in the Risk-Based Capital Guidelines or (ii) any adoption of, or change in, or change in the interpretation or administration of any other law, governmental or quasi-governmental rule, regulation, policy, guideline, interpretation, or directive (whether or not having the force of law) after the Closing Date which affects the amount of capital required or expected to be maintained by any Lender or any Lending Installation or any corporation controlling any Lender. "Risk-Based Capital Guidelines" means (i) the risk-based capital guidelines in effect in the United States on the Closing Date, including transition rules, and (ii) the corresponding capital regulations promulgated by regulatory authorities outside the United States implementing the July 1988 report of the Basle Committee on Banking Regulation and Supervisory Practices Entitled "International Convergence of Capital Measurements and Capital Standards," including transition rules, and any amendments to such regulations adopted prior to the Closing Date.

     3.3. Availability of Types of Advances. If (x) any Lender determines that maintenance of its Eurodollar Loans at a suitable Lending Installation would violate any applicable law, rule, regulation, or directive, whether or not having the force of law, or (y) the Required Lenders determine that (i) deposits of a type and maturity appropriate to match fund Eurodollar Advances are not available or (ii) the interest rate applicable to Eurodollar Advances does not accurately reflect the cost of making or maintaining Eurodollar Advances, or
(iii) no reasonable basis exists for determining the Eurodollar Base Rate, then the Agent shall suspend the availability of Eurodollar Advances and require any affected Eurodollar Advances to be repaid or converted to Floating Rate Advances on the respective last days of the then current Interest Periods with respect to such Loans or within such earlier period as required by law, subject to the payment of any funding indemnification amounts required by Section 3.4.

     3.4. Funding Indemnification. If any payment of a Eurodollar Advance occurs on a date which is not the last day of the applicable Interest Period, whether because of acceleration, prepayment or otherwise, or a Eurodollar Advance is not made or continued, or a Floating Rate

Advance is not converted into a Eurodollar Advance, on the date specified by the Borrower for any reason other than default by the Lenders, or a Eurodollar Advance is not prepaid on the date specified by the Borrower for any reason, the Borrower will indemnify each Lender for any reasonable loss or cost incurred by it resulting therefrom, including, without limitation, any reasonable loss or cost in liquidating or employing deposits acquired to fund or maintain such Eurodollar Advance.

     3.5. Taxes. (i) All payments by the Borrower to or for the account of any Lender or the Agent hereunder or under any Note shall be made free and clear of and without deduction for any and all Taxes. If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to any Lender or the Agent, (a) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 3.5) such Lender or the Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (b) the Borrower shall make such deductions, (c) the Borrower shall pay the full amount deducted to the relevant authority in accordance with applicable law and (d) the Borrower shall furnish to the Agent the original copy of a receipt evidencing payment thereof or, if a receipt cannot be obtained with reasonable efforts, such other evidence of payment as is reasonably acceptable to the Agent, in each case within 30 days after such payment is made.

     (ii) In addition, the Borrower shall pay any present or future stamp or documentary taxes and any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or under any Note or from the execution or delivery of, or otherwise with respect to, this Agreement or any Note or any other Loan Document ("Other Taxes").

     (iii) The Borrower shall indemnify the Agent and each Lender for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed on amounts payable under this Section 3.5) paid by the Agent or such Lender as a result of its Commitment, any Credit Extensions made by it hereunder, or otherwise in connection with its participation in this Agreement and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto. Payments due under this indemnification shall be made within 30 days of the date the Agent or such Lender makes demand therefor pursuant to Section 3.6.

     (iv) Each Lender that is not incorporated under the laws of the United States of America or a state thereof (each a "Non-U.S. Lender") agrees that it will, not more than ten Business Days after the date on which it becomes a party to this Agreement (but in any event before a payment is due to it hereunder), (i) deliver to each of the Borrower and the Agent two duly completed copies of United States Internal Revenue Service Form W-8BEN or W-8ECI or successor forms, certifying in either case that such Non-U.S. Lender is entitled to receive payments under this Agreement or under any Note without deduction or withholding of any United States federal income taxes, or (ii) in the case of a Non-U.S. Lender that is fiscally transparent, deliver to the Agent a United States Internal Revenue Service Form W-8IMY or successor form together with the applicable accompanying duly completed copies of United States Internal Revenue Service applicable Forms W-8 or W-9 or successor forms, as the case may be, and certify that it is entitled to an exemption from United States withholding tax. Each Non-U.S. Lender further undertakes to deliver to each of the Borrower and the Agent renewals or additional copies of such form (or any successor form) (x) on or before the date that such form expires or becomes obsolete, (y) after the occurrence of any event requiring a change in the most recent forms so delivered by it, and (z) from time to time upon reasonable request by the Borrower or the Agent. All forms or amendments described in the preceding sentence shall certify that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes, unless an event (including without limitation any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form or amendment with respect to it and such Lender advises the Borrower and the Agent that it is not capable of receiving payments without any deduction or withholding of United States federal income tax.

     (v) For any period during which a Non-U.S. Lender has failed to provide the Borrower with an appropriate form pursuant to clause (iv) above (unless such failure is due to a change in treaty, law or regulation, or any change in the interpretation or administration thereof by any governmental authority, occurring subsequent to the date on which a form originally was required to be provided), such Non-U.S. Lender shall not be entitled to indemnification under this Section 3.5 with respect to Taxes imposed by the United States; provided that, should a Non-U.S. Lender which is otherwise exempt from or subject to a reduced rate of withholding tax become subject to Taxes because of its failure to deliver a form required under clause (iv) above, the Borrower shall take such steps as such Non-U.S. Lender shall reasonably request to assist such Non-U.S. Lender to recover such Taxes.

     (vi) Any Lender that is entitled to an exemption from or reduction of withholding tax with respect to payments under this Agreement or any Note pursuant to the law of any relevant jurisdiction or any treaty shall deliver to the Borrower (with a copy to the Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate.

     (vii) If the U.S. Internal Revenue Service or any other governmental authority of the United States or any other country or any political subdivision thereof asserts a claim that the Agent did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered or properly completed, because such Lender failed to notify the Agent of a change in circumstances which rendered its exemption from withholding ineffective, or for any other reason), such Lender shall indemnify the Agent fully for all amounts paid, directly or indirectly, by the Agent as tax, withholding therefor, or otherwise, including penalties and interest, and including taxes imposed by any jurisdiction on amounts payable to the Agent under this subsection, together with all costs and expenses related thereto (including attorneys fees of attorneys for the Agent). The obligations of the Lenders under this Section 3.5(vii) shall survive the payment of the Obligations and termination of this Agreement.

     3.6. Lender Statements; Survival of Indemnity. Each Lender shall deliver a written statement of such Lender to the Borrower (with a copy to the Agent) as to the amount due, if any, under Section 3.1, 3.2, 3.4 or 3.5. Such written statement shall set forth in reasonable detail the calculations upon which such Lender determined such amount and shall be final, conclusive and binding on the Borrower in the absence of manifest error. Determination of amounts payable under such Sections in connection with a Eurodollar Loan shall be calculated as though each Lender funded its Eurodollar Loan through the purchase of a deposit of the type, currency and maturity corresponding to the deposit used as a reference in determining the Eurodollar Rate applicable to such Loan, whether in fact that is the case or not. Unless otherwise provided herein, the amount specified in the written statement of any Lender shall be payable on demand after receipt by the Borrower of such written statement. The obligations of the Borrower under Sections 3.1, 3.2, 3.4 and 3.5 shall survive payment of the Obligations and termination of this Agreement.

     3.7. Alternative Lending Installation. To the extent reasonably possible, each Lender shall designate an alternate Lending Installation with respect to its Eurodollar Loans to reduce any liability of the Borrower to such Lender under Sections 3.1, 3.2 and 3.5 or to avoid the unavailability of Eurodollar Advances under Section 3.3, so long as such designation is not, in the judgment of such Lender, reasonably disadvantageous to such Lender. A Lender's designation of an alternative Lending Installation shall not affect the Borrower's rights under Section 2.17 to replace a Lender.

                                   ARTICLE IV

                              CONDITIONS PRECEDENT

     4.1. Effectiveness of Commitments. This Agreement shall not become effective, nor shall any Lender be required to make any Credit Extension hereunder, unless on or before September 19, 2003 the following conditions precedent have been satisfied and the Borrower has furnished to the Agent with sufficient copies for the Lenders:

          4.1.1 Copies of the articles or certificate of incorporation (or the equivalent thereof) of each Credit Party, in each case, together with all amendments thereto, and a certificate of good standing, each certified by the appropriate governmental officer in its jurisdiction of organization and accompanied by a certification by the Secretary or Assistant Secretary of such Credit Party that there have been no changes in the matters certified by such governmental officer since the date of such governmental officer's certification.

          4.1.2 Copies, certified by the Secretary or Assistant Secretary (or the equivalent thereof) of each Credit Party, in each case, of its by-laws and of its Board of Directors' resolutions and of resolutions or actions of any other body authorizing the execution of the Loan Documents to which such Credit Party is a party.

          4.1.3 An incumbency certificate, executed by the Secretary or Assistant Secretary (or the equivalent thereof) of each Credit Party which shall identify by name and title and bear the signatures of the Authorized Officers and any other officers of each such Credit Party authorized to sign the Loan Documents to which it is a party, upon which certificate the Agent and the Lenders shall be entitled to rely until informed of any change in writing by the applicable Credit Party.

          4.1.4 A certificate reasonably acceptable to the Agent signed by the chief financial officer of the Borrower, stating that on the Funding Date
     (a) no Default or Unmatured Default has occurred and is continuing, (b) all of the representations and warranties in Article V shall be true and correct (or, in the case of representations and warranties applicable to AbilityOne, true and correct to the best of such officer's knowledge) as of such date and (c) no material adverse change in the business, Property, condition (financial or otherwise), operations or results of operations, performance or prospects of the Borrower and its Subsidiaries taken as a whole has occurred since April 26, 2003 and, to the best of such officer's knowledge, of AbilityOne and its Subsidiaries taken as a whole has occurred since December 31, 2002.

          4.1.5 An initial compliance certificate, dated as of the Closing Date and reflecting calculations as of July 26, 2003, in substantially the form of Exhibit B hereto.

          4.1.6 Pro forma opening financial statements for the Borrower giving effect to the AbilityOne Acquisition as of the last day of the twelve-month period ending on July 26, 2003, and (ii) projections updating the projections previously provided to the Agents on or about August 15, 2003.

          4.1.7 A written opinion of Matthew Levitt, counsel to the Credit Parties, in form and substance reasonably satisfactory to the Agent and addressed to the Lenders in substantially the form of Exhibit A hereto.

          4.1.8 Duly executed originals of this Agreement and the Guaranty from each of the Credit Parties parties thereto and duly executed originals of any Notes requested by a Lender pursuant to Section 2.11 payable to the order of each such requesting Lender, and copies of the AbilityOne Acquisition Agreement that will be in effect on and after the date of this Agreement in form and substance satisfactory to the Agent and its counsel.

          4.1.9 Evidence satisfactory to the Agent that (i) all conditions precedent to the consummation of the AbilityOne Acquisition have been satisfied or waived by the Borrower and all of the representations and warranties in the AbilityOne Acquisition Agreement are accurate in all material respects as of the date on which the AbilityOne Acquisition is consummated; (ii) the AbilityOne Acquisition has been approved by all necessary corporate action of the Borrower's and AbilityOne's respective directors and shareholders; (iii) the AbilityOne Acquisition Agreement includes a condition precedent to the consummation of the AbilityOne Acquisition providing that no material adverse change shall have occurred with respect to AbilityOne and its Subsidiaries taken as a whole since December 31, 2002; (iv) all required U.S. governmental approvals related to the AbilityOne Acquisition have been obtained and all related filings made and any applicable waiting periods shall have expired or been terminated, including those prescribed by the Hart-Scott-Rodino Antitrust Improvements Act, as amended; (v) the AbilityOne Acquisition shall close contemporaneously with the funding under this Agreement; (vi) no material breach, default or waiver of any term or provision of the AbilityOne Acquisition Agreement by the Borrower or any of its Subsidiaries, which are parties thereto, or, to the best of the Borrower's knowledge, the other parties thereto, has occurred (except for such breaches, defaults and waivers, if any, consented to in writing by the Agent) and no action has been taken by any competent authority which, in the reasonable judgment of the Agent and the Arrangers restrains, prevents or imposes any material adverse condition upon, or seeks to restrain, prevent or impose any material adverse condition upon, the AbilityOne Acquisition; and (vii) after giving effect to the AbilityOne Acquisition, the Borrower shall own, directly or indirectly, not less than one hundred percent of the capital stock of AbilityOne.

          4.1.10 Written money transfer instructions, in substantially the form of Exhibit D, addressed to the Agent and signed by an Authorized Officer, together with such other related money transfer authorizations as the Agent may have reasonably requested.

          4.1.11 The Agent shall have determined that (i) there is an absence of any material adverse change or disruption in primary or secondary loan syndication markets, financial markets or in capital markets generally that would likely impair syndication of the Loans hereunder, and (ii) the Borrower has fully cooperated with the Agent's syndication efforts, including, without limitation, by providing the Agent with information regarding the Borrower's and its Subsidiaries' operations and prospects and such other information as the Agent deems necessary to successfully syndicate the Loans hereunder.

          4.1.12 Evidence satisfactory to the Agent that the Existing Credit Agreement shall have been or shall simultaneously on the Closing Date be terminated (except for those provisions that expressly survive the termination thereof), all loans outstanding and other amounts owed to the lenders or agents thereunder shall have been, or shall simultaneously with the initial Advance hereunder, be paid in full, and all liens and security interests granted in connection therewith shall have been or shall simultaneously on the Closing Date be terminated.

          4.1.13 A certificate of value, solvency and other appropriate factual information in form and substance reasonably satisfactory to the Agent and Arrangers from the chief financial officer of the Borrower (on behalf of the Borrower and its Subsidiaries) in his or her representative capacity supporting the conclusions that as of the initial funding date the Borrower and its Subsidiaries on a consolidated basis are Solvent and will be Solvent subsequent to incurring the Indebtedness contemplated under the Loan Documents, will be able to pay its debts and liabilities as they become due and will not be left with unreasonably small working capital for general corporate purposes.

          4.1.14 Evidence satisfactory to the Agent that the Borrower has paid to the Agent and the Arrangers the fees agreed to in the fee letter dated August 26, 2003, among the Agent, the Arrangers and the Borrower.

          4.1.15 Such other documents as any Lender or its counsel may have reasonably requested, including, without limitation, those documents set forth in Exhibit G hereto.

     4.2. Initial Credit Extension. The Lenders shall not be required to make the initial Credit Extension unless on the Funding Date:

          4.2.1 There exists no Default or Unmatured Default.

          4.2.2 The representations and warranties contained in Article V are true and correct as of the Funding Date except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall have been true and correct on and as of such earlier date.

          4.2.3 All legal matters incident to the making of such Credit Extension shall be satisfactory to the Lenders and their counsel.

     Each Borrowing Notice with respect to each such Credit Extension shall constitute a representation and warranty by the Borrower that the conditions contained in Sections 4.2.1, 4.2.2 and 4.2.3 have been satisfied. Any Lender may require a duly completed compliance certificate in substantially the form of Exhibit B as a condition to making a Credit Extension.

                                   ARTICLE V

                         REPRESENTATIONS AND WARRANTIES

     The Borrower represents and warrants to each Lender and the Agent as of each of (i) the Closing Date, (ii) the Funding Date (after giving effect to the transactions contemplated by the Transaction Documents) and (iii) each other date as required by Section 4.2:

     5.1. Existence and Standing. Each of the Borrower and its Subsidiaries is a corporation, partnership (in the case of Subsidiaries only) or limited liability company duly and properly incorporated or organized, as the case may be, validly existing and (to the extent such concept applies to such entity) in good standing under the laws of its jurisdiction of incorporation or organization,
(ii) has all requisite corporate, partnership or limited liability company power and authority, as the case may be, to own, operate and encumber its Property and
(iii) is qualified to do business and is in good standing (to the extent such concept applies to such entity) in all jurisdictions where the nature of the business conducted by it makes such qualification necessary and where failure to so qualify would reasonably be expected to have a Material Adverse Effect.

     5.2. Authorization and Validity. Each Credit Party has the requisite corporate, partnership or limited liability company power and authority and legal right to execute and deliver the Transaction Documents to which it is a party and to perform its obligations thereunder. The execution and delivery by each Credit Party of the Transaction Documents to which it is a party and the performance of its obligations thereunder have been duly authorized by proper corporate, partnership or limited liability company, as the case may be, proceedings, and the Transaction Documents to which each Credit Party is a party constitute legal, valid and binding obligations of such Credit Party enforceable against such Credit Party in accordance with their terms, except as enforceability may be limited by (i) bankruptcy, insolvency, fraudulent conveyances, reorganization or similar laws relating to or affecting the enforcement of creditors' rights generally; (ii) general equitable principles (whether considered in a proceeding in equity or at law); and (iii) requirements of reasonableness, good faith and fair dealing.

     5.3. No Conflict; Government Consent. Neither the execution and delivery by any Credit Party of the Transaction Documents to which it is a party, nor the consummation by such Credit Party of the transactions therein contemplated, nor compliance by such Credit Party with the provisions thereof will violate (i) any applicable law, rule, regulation, order, writ, judgment, injunction, decree or award binding on such Credit Party or (ii) such Credit Party's articles or certificate of incorporation, partnership agreement, certificate of partnership, articles or certificate of organization, by-laws, or operating agreement or other management agreement, as the case may be, or (iii) the provisions of any indenture, instrument or agreement to which such Credit Party is a party or is subject, or by which it, or its Property, is bound, or conflict with, or constitute a default under, or result in, or require, the creation or imposition of any Lien in, of or on the Property of such Credit Party pursuant to the terms of, any such indenture, instrument or agreement. No order, consent, adjudication, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, or other action in respect of any governmental or public body or authority, or any subdivision thereof, which has not been obtained by any Credit Party, is required to be obtained by such Credit Party in connection with the execution and delivery of the Transaction Documents, the borrowings under this Agreement, the payment and performance by the Credit Parties of the Obligations, the consummation of the AbilityOne Acquisition or the legality, validity, binding effect or enforceability of any of the Transaction Documents.

     5.4. Financial Statements. The April 26, 2003 consolidated financial statements of the Borrower and its Subsidiaries and, to the best of the Borrower's knowledge, the December 31, 2002 consolidated financial statements of AbilityOne and its Subsidiaries, in each case, heretofore delivered to the Agent and the Lenders were prepared in accordance with generally accepted accounting principles in effect on the date such statements were prepared and fairly present the consolidated financial condition and operations of the Borrower and its Subsidiaries and, to the best of the Borrower's knowledge, AbilityOne and its Subsidiaries, as applicable, at such date and the consolidated results of their operations for the period then ended.

     5.5. Material Adverse Change. Since April 26, 2003, there has been no change in the business, Property, condition (financial or otherwise), operations or results of operations, performance or prospects of the Borrower and its Subsidiaries taken as a whole which could reasonably be expected to have a Material Adverse Effect. To the best of the Borrower's knowledge, since December 31, 2002, there has been no change in the business, Property, condition (financial or otherwise), operations or results of operations, performance or prospects of AbilityOne and its Subsidiaries taken as a whole which could reasonably be expected to have a Material Adverse Effect.

     5.6. Taxes. The Borrower and the Subsidiaries have filed all United States federal tax returns and all other tax returns which are required to be filed and have paid all taxes due pursuant to said returns or pursuant to any assessment received by the Borrower or any Subsidiaries, except in respect of such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided in accordance with Agreement Accounting Principles and as to which no Lien exists (except as permitted by Section 6.15.1) and as to which the failure to file such return or pay such taxes could not reasonably be expected to have a Material Adverse Effect. The United States income tax returns of the Borrower and the Subsidiaries (other than AbilityOne and its Subsidiaries) have been audited by the Internal Revenue Service through the fiscal year ended April 25, 1998. No liens have been filed and no claims are being asserted with respect to such taxes. The charges, accruals and reserves on the books of the Borrower and the Subsidiaries in respect of any taxes or other governmental charges are adequate.

     5.7. Litigation and Contingent Obligations. There is no litigation, arbitration, governmental investigation, proceeding or inquiry pending or, to the knowledge of any of their officers, threatened against or affecting the Borrower or any Subsidiaries which could reasonably be expected to have a Material Adverse Effect or which seeks to prevent, enjoin or delay the making of any Loans or the consummation of the AbilityOne Acquisition. Other than any liability incident to any litigation, arbitration or proceeding which could not reasonably be expected to have a Material Adverse Effect, the Borrower and its Subsidiaries has no material contingent obligations required to be reflected on the Borrower's consolidated balance sheet in accordance with generally accepted accounting principles and not provided for or disclosed in the financial statements referred to in Section 5.4.

     5.8. Subsidiaries. Schedule 5.8 contains an accurate list of all Subsidiaries of the Borrower as of the Funding Date (after giving effect to the AbilityOne Acquisition), setting forth their respective jurisdictions of organization and the percentage of their respective capital stock or other ownership interests owned by the Borrower or other Subsidiaries. All of the issued and outstanding shares of capital stock or other ownership interests of such Subsidiaries have been (to the extent such concepts are relevant with respect to such ownership interests) duly authorized and issued and are fully paid and non-assessable.

     5.9. ERISA. The Unfunded Liabilities of all Single Employer Plans do not in the aggregate exceed $10,000,000. Neither the Borrower nor any other member of the Controlled Group has incurred, or is reasonably expected to incur, pursuant to Section 4201 of ERISA, any withdrawal liability to Multiemployer Plans. Each Plan complies in all material respects with all applicable requirements of law and regulations. No Reportable Event has occurred with respect to any Plan. Neither the Borrower nor any other member of the Controlled Group has withdrawn from any Multiemployer Plan within the meaning of Title IV of ERISA or initiated steps to do so, and, to the knowledge of the Borrower, no steps have been taken to reorganize or terminate, within the meaning of Title IV of ERISA, any Multiemployer Plan.

     5.10. Accuracy of Information. The information, exhibits or reports furnished by the Borrower or any Subsidiary to the Agent or to any Lender in connection with the negotiation of, or compliance with, the Transaction Documents do not contain any material misstatement of fact or omit to state a material fact or any fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading. The projected and pro-forma financial information furnished by or on behalf of any Credit Party to the Agent or any Lender in connection with the negotiation of, or compliance with, the Transaction Documents, were prepared in good faith based upon assumptions believed to be reasonable at the time.

     5.11. Regulation U. Neither the Borrower nor any Subsidiary is engaged principally, or as one of its important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate of buying or carrying margin stock (as defined in Regulation U), and after applying the proceeds of each Credit Extension, margin stock (as defined in Regulation U) constitutes less than 25% of the value of those assets of the Borrower and the Subsidiaries which are subject to any limitation on sale, pledge, or any other restriction hereunder.

     5.12. Material Agreements. Neither the Borrower nor any Subsidiary is a party to any agreement or instrument or subject to any charter or other corporate restriction which could reasonably be expected to have a Material Adverse Effect. Neither the Borrower nor any Subsidiary is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in (i) any agreement or instrument to which it is a party, which default could reasonably be expected to have a Material Adverse Effect or
(ii) any agreement or instrument evidencing or governing Indebtedness.

     5.13. Compliance With Laws. The Borrower and the Subsidiaries have complied in all material respects with all applicable statutes, rules, regulations, orders and restrictions of any domestic or foreign government or any instrumentality or agency thereof having jurisdiction over the conduct of their respective businesses or the ownership of their respective Property except for any failure to comply with any of the foregoing which could not reasonably be expected to have a Material Adverse Effect.

     5.14. Ownership of Properties. The Borrower and the Subsidiaries have good title, free of all Liens other than those permitted by Section 6.15, to all of the assets reflected in the Borrower's most recent consolidated financial statements provided to the Agent, as owned by the Borrower and the Subsidiaries except (i) assets sold or otherwise transferred as permitted under Section 6.12 and (ii) to the extent the failure to hold such title could not reasonably be expected to have a Material Adverse Effect.

     5.15. Plan Assets; Prohibited Transactions. None of the Credit Parties is an entity deemed to hold "plan assets" within the meaning of 29 C.F.R. (S) 2510.3-101 of an employee benefit plan (as defined in Section 3(3) of ERISA) which is subject to Title I of ERISA or any plan (within the meaning of Section 4975 of the Code), and assuming the accuracy of the representations and warranties made in Section 9.12 and in any assignment made pursuant to Section 12.3.3, neither the execution of this Agreement nor the making of Loans hereunder gives rise to a prohibited transaction within the meaning of Section 406 of ERISA or Section 4975 of the Code.

     5.16. Environmental Matters. In the ordinary course of its business, the officers of the Borrower and the Subsidiaries consider the effect of Environmental Laws on the business of the Borrower and the Subsidiaries, in the course of which they identify and evaluate potential risks and liabilities accruing to the Borrower or any Subsidiary due to Environmental Laws. On the basis of this consideration, the Borrower has concluded that Environmental Laws cannot reasonably be expected to have a Material Adverse Effect. Neither the Borrower nor any Subsidiary has received any notice to the effect that its operations are not in material compliance with any of the requirements of applicable Environmental Laws or are the subject of any federal or state investigation evaluating whether any remedial action is needed to respond to a release of any toxic or hazardous waste or substance into the environment, which non-compliance or remedial action could reasonably be expected to have a Material Adverse Effect.

     5.17. Investment Company Act. Neither the Borrower nor any Subsidiary is an "investment company" or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

     5.18. Public Utility Holding Company Act. Neither the Borrower nor any Subsidiary is a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", as such terms are defined in the Public Utility Holding Company Act of 1935, as amended.

     5.19. Insurance. The Borrower maintains, and has caused each Subsidiary to maintain, with financially sound and reputable insurance companies insurance on all their Property in such amounts, subject to such deductibles and self-insurance retentions and covering such properties and properties and risks as is consistent with sound business practice.

     5.20. Solvency. After giving effect to (i) the Credit Extensions to be made on the Funding Date or such other date as Credit Extensions requested hereunder are made, (ii) the other transactions contemplated by this Agreement and the other Transaction Documents, and (iii) the payment and accrual of all transaction costs with respect to the foregoing, the Borrower and its Subsidiaries taken as a whole are Solvent.

     5.21. No Default or Unmatured Default. No Default or Unmatured Default has occurred and is continuing.

     5.22. Reportable Transaction. The Borrower does not intend to treat the Advances and related transactions as being a "reportable transaction" (within the meaning of the Treasury Regulation Section 1.6011-4). In the event the Borrower determines to take any action inconsistent with such intention, it will promptly notify the Agent thereof. The Borrower acknowledges that one or more of the Lenders may treat its Advances as part of a transaction that is subject to Treasury Regulation Section 1.6011-4 or Section 301.6112-1, and the Agent and such Lender or Lenders, as applicable, may file such IRS forms or maintain such lists and other records as they may determine is required by such Treasury Regulations.

     5.23. Post-Retirement Benefits. The present value of the expected cost of post-retirement medical and insurance benefits payable by the Borrower and its Subsidiaries to its employees and former employees, as estimated by the Borrower in accordance with procedures and assumptions deemed reasonable by the Required Lenders is zero.

     5.24. AbilityOne Acquisition. (i) All conditions precedent to the consummation of the AbilityOne Acquisition have been satisfied or waived by the Borrower and all of the representations and warranties in the AbilityOne Acquisition Agreement are accurate in all material respects with respect to the Borrower and, to the best of the Borrower's knowledge, accurate in all material respects with respect to AbilityOne, in each case, as of the date on which the AbilityOne Acquisition is consummated and the AbilityOne Acquisition Agreement is in full force and effect; (ii) the AbilityOne Acquisition has been approved by all necessary corporate action of the Borrower's and, to the best of the Borrower's knowledge, AbilityOne's respective directors and shareholders; (iii) the AbilityOne Acquisition Agreement includes a condition precedent to the consummation of the AbilityOne Acquisition providing that no material adverse change shall have occurred with respect to AbilityOne and its Subsidiaries taken as a whole since December 31, 2002; (iv) all required U.S. governmental approvals related to the AbilityOne Acquisition have been obtained and all related filings made and any applicable waiting periods shall have expired or been terminated, including those prescribed by the Hart-Scott-Rodino Antitrust Improvements Act, as amended; (v) no material breach, default or waiver of any term or provision of the AbilityOne Acquisition Agreement by the Borrower or any of its Subsidiaries, which are parties thereto, or, to the best of the Borrower's knowledge, the other parties thereto, has occurred (except for such breaches, defaults and waivers, if any, consented to in writing by the Agent) and no action has been taken by any competent authority which restrains, prevents or imposes any material adverse condition upon, or seeks to restrain, prevent or impose any material adverse condition upon, the AbilityOne Acquisition; and (vi) after giving effect to the AbilityOne Acquisition, the Borrower shall own, directly or indirectly, not less than one hundred percent of the capital stock of AbilityOne.

                                   ARTICLE VI

                                    COVENANTS

     During the term of this Agreement, unless the Required Lenders shall otherwise consent in writing:

     6.1. Financial Reporting. The Borrower will maintain, for itself and each Subsidiary, a system of accounting established and administered in accordance with generally accepted accounting principles, and furnish to the Lenders:

          6.1.1 Within 90 days after the close of each of the Borrower's fiscal years, financial statements prepared in accordance with Agreement Accounting Principles on a consolidated basis, for itself and its Subsidiaries, including balance sheets as of the end of such period, statements of income and statements of cash flows, accompanied by (a) an audit report, unqualified as to scope, of a nationally recognized firm of independent public accountants or other independent public accountants reasonably acceptable to the Required Lenders; (b) any management letter prepared by said accountants, and (c) a certificate of said accountants that, in the course of their examination necessary for their certification of the foregoing, they have obtained no knowledge of any Default or Unmatured Default, or if, in the opinion of such accountants, any Default or Unmatured Default shall exist, stating the nature and status thereof.

          6.1.2 Within 45 days after the close of the first three quarterly periods of each of the Borrower's fiscal years, for the Borrower and its Subsidiaries, consolidated unaudited

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

     balance sheets as at the close of each such period and consolidated statements of income and a statement of cash flows for the period from the beginning of such fiscal year to the end of such quarter, all certified as to fairness of presentation, compliance with Agreement Accounting Principles and consistency by its chief financial officer or treasurer.

          6.1.3 Together with the financial statements required under Sections
     6.1.1 and 6.1.2, a compliance certificate in substantially the form of Exhibit B signed by its chief financial officer or treasurer showing the calculations necessary to determine compliance with this Agreement, which certificate shall also state that no Default or Unmatured Default exists, or if any Default or Unmatured Default exists, stating the nature and status thereof, and a certificate executed and delivered by the chief executive officer or chief financial officer stating that the Borrower and each of its respective principal officers are in compliance with all requirements of Section 302 and Section 906 of the Sarbanes-Oxley Act of 2002 and all rules and regulations related thereto.

          6.1.4 Within 120 days after the close of each of the Borrower's fiscal years, a copy of the plan and forecast (including a projected balance sheet, income statements and funds flow statements, and any narrative prepared with respect thereto) of the Borrower and its Subsidiaries for the upcoming fiscal year prepared in such detail as shall be reasonably satisfactory to the Agent.

          6.1.5 Within 270 days after the close of each fiscal year of the Borrower, if applicable, a copy of the actuarial report showing the Unfunded Liabilities of each Single Employer Plan as of the valuation date occurring in such fiscal year, certified by an actuary enrolled under ERISA.

          6.1.6 As soon as possible and in any event within 10 days after the Borrower knows that any Reportable Event has occurred with respect to any Plan, a statement, signed by the chief financial officer or treasurer of the Borrower, describing said Reportable Event and the action which the Borrower proposes to take with respect thereto.

          6.1.7 As soon as possible and in any event within 10 days after receipt by the Borrower or any Subsidiary, a copy of (a) any notice or claim to the effect that the Borrower or any Subsidiary is or may be liable to any Person as a result of the release by the Borrower, any Subsidiary, or any other Person of any toxic or hazardous waste or substance into the environment, and (b) any notice alleging any violation of any Environmental Law by the Borrower or any Subsidiary, which, in either case, could reasonably be expected to have a Material Adverse Effect.

          6.1.8 Promptly upon the furnishing thereof to the shareholders of the Borrower, copies of all financial statements, reports and proxy statements so furnished.

          6.1.9 Promptly upon the filing thereof, copies of all registration statements and annual, quarterly, monthly or other regular reports which the Borrower or any Subsidiary files with the SEC, including, without limitation, all certifications and other filings required by Section 302 and Section 906 of the Sarbanes-Oxley Act of 2002 and all rules and regulations related thereto.

          6.1.10 Such other information (including non-financial information) as the Agent or any Lender may from time to time reasonably request.

     6.2. Use of Proceeds. The Borrower will, and will cause each Subsidiary to, use the proceeds of the Credit Extensions solely to finance the AbilityOne Acquisition (including repayment of Indebtedness outstanding under the Existing Credit Agreement and to pay fees and expenses incurred in connection with this Agreement and the AbilityOne Acquisition). The Borrower shall use the proceeds of Credit Extensions in compliance with all applicable legal and regulatory requirements and any such use shall not result in a violation of any such requirements, including, without limitation, Regulation U and X, the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, and the regulations promulgated thereunder.

     6.3. Notice of Default. Within five (5) Business Days after an Authorized Officer becomes aware thereof, the Borrower will, and will cause each Subsidiary to, give notice in writing to the Lenders of the occurrence of (i) any Default or Unmatured Default, (ii) the occurrence of any Off-Balance Sheet Trigger Event or any material default under or with respect to any Material Indebtedness or any material service agreement to which the Borrower or any Subsidiary is a party (together with copies of all default notices, if any, pertaining thereto) and (iii) any other development, financial or otherwise, which could reasonably be expected to have a Material Adverse Effect.

     6.4. Conduct of Business. The Borrower will, and will cause each Subsidiary to, carry on and conduct its business in substantially the same manner and in substantially the same fields of enterprise as conducted by the Borrower or its Subsidiaries as of the Closing Date, and do all things necessary to remain duly incorporated or organized, validly existing and (to the extent such concept applies to such entity) in good standing as a domestic corporation, partnership or limited liability company in its jurisdiction of incorporation or organization, as the case may be, as in effect on the Closing Date, and, except to the extent failure to do so could not reasonably be expected to have a Material Adverse Effect, maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted.

     6.5. Taxes. The Borrower will, and will cause each Subsidiary to, timely file complete and correct United States federal and applicable foreign, state and local tax returns required by law and pay when due all taxes, assessments and governmental charges and levies upon it or its income, profits or Property, except (i) those which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been set aside in accordance with Agreement Accounting Principles and (ii) those taxes, assessments, charges and levies which by reason of the amount involved or the remedies available to the applicable taxing authority could not reasonably be expected to have a Material Adverse Effect.

     6.6. Insurance. The Borrower will, and will cause each Subsidiary to, maintain with financially sound and reputable insurance companies insurance on all their Property in such amounts, subject to such deductibles and self-insurance retentions, and covering such properties and risks as is consistent with sound business practice, and the Borrower will furnish to any Lender upon request full information as to the insurance carried.

     6.7. Compliance with Laws. The Borrower will, and will cause each Subsidiary to, comply with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject including, without limitation, all Environmental Laws and Section 302 and Section 906 of the Sarbanes-Oxley Act of 2002, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

     6.8. Maintenance of Properties. Subject to Section 6.12, the Borrower will, and will cause each Subsidiary to, do all things necessary to maintain, preserve, protect and keep its Property used in the operation of its business in good repair, working order and condition (ordinary wear and tear excepted), and make all necessary and proper repairs, renewals and replacements so that its business carried on in connection therewith may be properly conducted at all times, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

     6.9. Inspection; Keeping of Books and Records. The Borrower will, and will cause each Subsidiary to, permit the Agent and the Lenders, by their respective representatives and agents, to inspect any of the Property, books and financial records of the Borrower and each Subsidiary, to examine and make copies of the books of accounts and other financial records of the Borrower and each Subsidiary, and to discuss the affairs, finances and accounts of the Borrower and each Subsidiary with, and to be advised as to the same by, their respective officers at such reasonable times and intervals as the Agent or any Lender may designate. The Borrower shall keep and maintain, and cause each of the Subsidiaries to keep and maintain, in all material respects, complete, accurate and proper books of record and account in which entries in conformity with Agreement Accounting Principles shall be made of all dealings and transactions in relation to their respective businesses and activities. If a Default has occurred and is continuing, the Borrower, upon the Agent's request, shall turn over copies of any such records to the Agent or its representatives.

     6.10. Dividends. The Borrower will not, nor will it permit any Subsidiary to, declare or pay any dividend or make any distribution on its capital stock (other than dividends payable in its own capital stock) or redeem, repurchase or otherwise acquire or retire any of its capital stock at any time outstanding, except that (i) any Subsidiary of the Borrower may declare and pay dividends or make distributions to the Borrower or to a Guarantor and (ii) the Borrower may declare and pay dividends on its capital stock, and may repurchase shares of its capital stock pursuant to the share repurchase program described in note 11 to its audited financial statements for the year ended April 26, 2003, provided that no Default or Unmatured Default shall exist before or after giving effect to such dividends or be created as a result thereof.

     6.11. Merger. The Borrower will not, nor will it permit any Subsidiary to, merge or consolidate with or into any other Person, except that:

          6.11.1 A Guarantor may merge into (i) the Borrower, provided the Borrower shall be the continuing or surviving corporation, or (ii) another Guarantor or any other

     Person that becomes a Guarantor promptly upon the completion of the applicable merger or consolidation.

          6.11.2 A Subsidiary that is not a Guarantor and not required to be a Guarantor may merge or consolidate with or into the Borrower or any Wholly-Owned Subsidiary.

          6.11.3 Any Subsidiary of the Borrower may consummate any merger or consolidation in connection with any Permitted Acquisition.

     6.12. Sale of Assets. The Borrower will not, nor will it permit any Subsidiary to, lease, sell, transfer or otherwise dispose of its Property to any other Person, except:

          6.12.1 Sales of inventory in the ordinary course of business.

          6.12.2 A disposition of assets (i) by the Borrower or any Subsidiary to any Credit Party, (ii) by a Subsidiary that is not a Guarantor and not required to be a Guarantor to any other Subsidiary and (iii) subject to
     Section 6.24, by any Credit Party to any Foreign Subsidiary.

          6.12.3 A disposition of obsolete property, property no longer used in the business of the Borrower or any Subsidiary or other assets in the ordinary course of business of the Borrower or any Subsidiary.

          6.12.4 So long as no Default or Unmatured Default has occurred, a disposition of assets for an aggregate purchase price of up to $270,000,000 outstanding at any time pursuant to, and in accordance with, the Receivables Purchase Facilities.

          6.12.5 The license or sublicense of software, trademarks, and other intellectual property in the ordinary course of business which do not materially interfere with the business of the Borrower or any Subsidiary.

          6.12.6 Consignment arrangements (as consignor or consignee) or similar arrangements for the sale of goods in the ordinary course of business and consistent with the past practices of the Borrower and the Subsidiaries.

          6.12.7 Leases, sales or other dispositions of its Property that (i) are for consideration consisting at least seventy-five percent (75%) of cash, (ii) are for not less than fair market value, and (iii) together with all other Property of the Borrower and the Subsidiaries previously leased, sold or disposed of (other than dispositions otherwise permitted by this Section 6.12) as permitted by this Section 6.12.7 during the twelve-month period ending with the month in which any such lease, sale or other disposition occurs, do not constitute in the aggregate a Substantial Portion of the Property of the Borrower and its Subsidiaries.

          6.13. Investments and Acquisitions. The Borrower will not, nor will it permit any Subsidiary to, make or suffer to exist any Investments (including without limitation, loans and advances to, and other Investments in, Subsidiaries), or to create any Subsidiary or to become or remain a partner in any partnership or joint venture, or to make any Acquisition of any Person, except:

          6.13.1 Cash and Cash Equivalent Investments and other Investments that comply with the Borrower's investment policy as in effect on the Closing Date, a copy of which the Borrower has provided to the Agent.

          6.13.2 Existing Investments in Subsidiaries and other Investments in existence on the Closing Date and described in Schedule 6.13 and any renewal or extension of any such Investments that does not increase the amount of the Investment being renewed or extended as determined as of such date of renewal or extension.

          6.13.3 Investments in trade receivables or received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business.

          6.13.4 Investments consisting of intercompany loans permitted under
     Section 6.14.6.

          6.13.5 The AbilityOne Acquisition (subject to the conditions set forth in this Agreement) and all other Acquisitions meeting the following requirements or otherwise approved by the Required Lenders (each such Acquisition including the AbilityOne Acquisition constituting a "Permitted Acquisition"):

     (i) as of the date of the consummation of such Acquisition, no Default or Unmatured Default shall have occurred and be continuing or would result from such Acquisition, and the representation and warranty contained in Section 5.11 shall be true both before and after giving effect to such Acquisition;

     (ii) such Acquisition is consummated on a non-hostile basis pursuant to a negotiated acquisition agreement approved by the board of directors or other applicable governing body of the seller or entity to be acquired, and no material challenge to such Acquisition (excluding the exercise of appraisal rights) shall be pending or threatened in writing by any shareholder or director of the seller or entity to be acquired;

     (iii) the business to be acquired in such Acquisition is similar or related to one or more of the lines of business in which the Borrower and the Subsidiaries are engaged on the Closing Date;

     (iv) as of the date of the consummation of such Acquisition, all material governmental and corporate approvals required in connection therewith shall have been obtained;

     (v) the Purchase Price for each such Acquisition together with the Purchase Price of all other Permitted Acquisitions shall not exceed an amount equal to

          $100,000,000 beginning on the Closing Date and ending on the Facility Termination Date;

     (vi) with respect to each Permitted Acquisition with respect to which the Purchase Price shall be greater than $30,000,000, not less than fifteen (15) days prior to the consummation of such Permitted Acquisition, the Borrower shall have delivered to the Agent a pro forma consolidated balance sheet, income statement and cash flow statement of the Borrower and the Subsidiaries (the "Acquisition Pro Forma"), based on the Borrower's most recent financial statements delivered pursuant to Section 6.1.1 and using historical financial statements for the acquired entity provided by the seller(s) or which shall be complete and shall fairly present, in all material respects, the financial condition and results of operations and cash flows of the Borrower and its Subsidiaries in accordance with Agreement Accounting Principles, but taking into account such Permitted Acquisition and the repayment of any Indebtedness in connection with such Permitted Acquisition, and such Acquisition Pro Forma shall reflect that, on a pro forma basis, the Borrower would have been in compliance with the financial covenants set forth in Sections 6.20,
          6.21 and 6.22 for the four fiscal quarter period reflected in the compliance certificate most recently delivered to the Agent pursuant to Section 6.1.3 prior to the consummation of such Permitted Acquisition (giving effect to such Permitted Acquisition as if made on the first day of such period); and

     (vii) prior to (or, with respect to clause (A) below, concurrently with) the consummation of each such Permitted Acquisition, the Borrower shall deliver to the Agent a documentation, information and certification package in form and substance acceptable to the Agent, including, without limitation;

          (A) a supplement to the Guaranty if the Permitted Acquisition is an Acquisition of equities and the target company will not be merged with the Borrower or any existing Domestic Subsidiary;

          (B) the financial statements of the target entity together with any pro forma financial statements, projections, forecasts and budgets prepared by the Borrower in connection therewith;

          (C) a copy of the acquisition agreement for such Acquisition, together with drafts of the material schedules thereto;

          (D) a copy of all documents, instruments and agreements with respect to any Indebtedness to be incurred or assumed in connection with such Acquisition; and

          (E) such other documents or information as shall be reasonably requested by the Agent or any Lender.

          6.13.6 Investments constituting promissory notes and other non-cash consideration received in connection with any transfer of assets permitted under Section 6.12.7.

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

          6.13.7 Customer advances in the ordinary course of business.

          6.13.8 Extensions of customer or trade credit in the ordinary course of business consistent with the Borrower's and the Subsidiaries' past practices.

          6.13.9 Investments constituting Rate Management Transactions permitted under Section 6.17.

          6.13.10 Subject to Section 6.24, the creation or formation of new Subsidiaries (as opposed to the Acquisition of new Subsidiaries), so long as all applicable requirements under Section 6.23 shall have been, or concurrently therewith are, satisfied.

          6.13.11 Investments constituting expenditures for any purchase or other acquisition of any asset which would be classified as a fixed or capital asset on a consolidated balance sheet of the Borrower and its Subsidiaries prepared in accordance with Agreement Accounting Principles to the extent otherwise permitted under this Agreement.

          6.13.12 Investments by (i) the Borrower and its Subsidiaries in any Credit Party, (ii) any Subsidiary which is not a Guarantor and is not required to be a Guarantor in any other Subsidiary which is not a Guarantor and is not required to be a Guarantor and (iii) subject to Section 6.24, any Credit Party in any Foreign Subsidiary.

          6.13.13 Deposits made in the ordinary course of business and referred to in Sections 6.15.4, 6.15.6 and 6.15.7.

          6.13.14 Investments in connection with any Receivables Purchase Facility permitted under this Agreement.

          6.13.15 Additional Investments in an amount not to exceed $10,000,000 at any one time outstanding.

     6.14. Indebtedness. The Borrower will not, nor will it permit any Subsidiary to, create, incur or suffer to exist any Indebtedness, except:

          6.14.1 The Obligations.

          6.14.2 Indebtedness existing on the Closing Date and described in
     Schedule 6.14, and any replacement, renewal, refinancing or extension of any such Indebtedness that (i) does not exceed the aggregate principal amount (plus accrued interest and any applicable premium and associated fees and expenses) of the Indebtedness being replaced, renewed, refinanced or extended, (ii) does not have a Weighted Average Life to Maturity at the time of such replacement, renewal, refinancing or extension that is less than the Weighted Average Life to Maturity of the Indebtedness being replaced, renewed, refinanced or extended and (iii) does not rank at the time of such replacement, renewal, refinancing or extension senior to the Indebtedness being replaced, renewed, refinanced or extended.

          6.14.3 Indebtedness arising under Rate Management Transactions;

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

          6.14.4 Amounts owing under the Receivables Purchase Facilities, the principal amount of which shall not exceed $270,000,000 in the aggregate at any time.

          6.14.5 Secured or unsecured purchase money Indebtedness (including Capitalized Leases) incurred by the Borrower or any Subsidiary after the Closing Date to finance the acquisition of assets used in its business, if
     (1) at the time of such incurrence, no Default or Unmatured Default has occurred and is continuing or would result from such incurrence, (2) such Indebtedness does not exceed the lower of the fair market value or the cost of the applicable fixed assets on the date acquired, (3) such Indebtedness does not exceed the lower of the fair market value or the costs of the applicable fixed assets on the date acquired, (4) such Indebtedness does not exceed $10,000,000 in the aggregate outstanding at any time, and (5) any Lien securing such Indebtedness is permitted under Section 6.15 (such Indebtedness being referred to herein as "Permitted Purchase Money Indebtedness").

          6.14.6 Indebtedness arising from intercompany loans and advances made by (i) the Borrower or any Subsidiary to any Credit Party, (ii) any Subsidiary that is not a Guarantor to any other Subsidiary that is not a Guarantor or (iii) subject to Section 6.24, any Credit Party to any Foreign Subsidiary; provided that all such Indebtedness shall be expressly subordinated to the Obligations.

          6.14.7 Indebtedness incurred or assumed by the Borrower or any Subsidiary in connection with a Permitted Acquisition but not created in contemplation of such event.

          6.14.8 Indebtedness constituting Contingent Obligations otherwise permitted by Section 6.19.

          6.14.9 Indebtedness under (i) performance bonds and surety bonds and
     (ii) bank overdrafts outstanding for not more than two (2) Business Days, in each case incurred in the ordinary course of business.

          6.14.10 To the extent the same constitutes Indebtedness, obligations in respect of earn-out arrangements permitted pursuant to a Permitted Acquisition.

          6.14.11 Additional Indebtedness in an aggregate principal amount in Dollars not to exceed $10,000,000 at any time.

     6.15. Liens. The Borrower will not, nor will it permit any Subsidiary to, create, incur, or suffer to exist any Lien in, of or on the Property of the Borrower or any Subsidiary, except:

          6.15.1 Liens, if any, securing Obligations.

          6.15.2 Liens for taxes, assessments or governmental charges or levies on its Property if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings and for which adequate reserves in accordance with Agreement Accounting Principles shall have been set aside on its books.

          6.15.3 Liens imposed by law, such as landlords', wage earners', carriers', warehousemen's and mechanics' liens and other similar liens arising in the ordinary course of business which secure payment of obligations not more than 45 days past due or which are being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with Agreement Accounting Principles shall have been set aside on its books.

          6.15.4 Liens arising out of pledges or deposits under worker's compensation laws, unemployment insurance, old age pensions, or other social security or retirement benefits, or similar legislation.

          6.15.5 Liens existing on the Closing Date and described in Schedule 6.15.

          6.15.6 Deposits securing liability to insurance carriers under insurance or self-insurance arrangements.

          6.15.7 Deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business.

          6.15.8 Easements, reservations, rights-of-way, restrictions, survey exceptions and other similar encumbrances as to real property of the Borrower and the Subsidiaries which customarily exist on properties of corporations engaged in similar activities and similarly situated and which are not material in amount and that do not materially interfere with the conduct of the business of the Borrower or such Subsidiary conducted at the property subject thereto.

          6.15.9 Liens arising by reason of any judgment, decree or order of any court or other governmental authority, but only to the extent and for an amount and for a period not resulting in a Default under Section 7.8.

          6.15.10 Liens arising in connection with a Receivables Purchase Facility permitted under Section 6.14.4.

          6.15.11 Liens existing on any specific fixed asset of any Subsidiary of the Borrower at the time such Subsidiary becomes a Subsidiary and not created in contemplation of such event.

          6.15.12 Liens on any specific fixed asset securing Indebtedness incurred or assumed for the purpose of financing or refinancing all or any part of the cost of acquiring or constructing such asset; provided that such Lien attaches to such asset concurrently with or within six (6) months after the acquisition or completion or construction thereof.

          6.15.13 Liens existing on any specific fixed asset of any Subsidiary of the Borrower at the time such Subsidiary is merged or consolidated with or into the Borrower or any Subsidiary and not created in contemplation of such event.

          6.15.14 Liens existing on any specific fixed asset prior to the acquisition thereof by the Borrower or any Subsidiary and not created in contemplation thereof; provided that such Liens do not encumber any other property or assets, other than improvements thereon and proceeds thereof.

          6.15.15 Liens arising out of the refinancing, extension, renewal or refunding of any Indebtedness secured by any Lien permitted under Sections
     6.15.5 and 6.15.11 through 6.15.14; provided that (i) such Indebtedness is not secured by any additional assets, other than improvements thereon and proceeds thereof, and (ii) the amount of such Indebtedness secured by any such Lien is not increased.

          6.15.16 Liens securing Permitted Purchase Money Indebtedness; provided that such Liens shall not apply to any property of the Borrower or any Subsidiary other than that purchased with the proceeds of such Permitted Purchase Money Indebtedness, other than improvements thereon and proceeds thereof.

          6.15.17 Liens in respect of Capitalized Lease Obligations to the extent permitted hereunder and Liens arising under any equipment, furniture or fixtures leases or Property consignments to the Borrower or any Subsidiary otherwise permitted under the Loan Documents.

          6.15.18 Licenses, leases or subleases granted to others in the ordinary course of business consistent with the Borrower's and the Subsidiaries' past practices that do not materially interfere with the conduct of the business of the Borrower and the Subsidiaries taken as a whole.

          6.15.19 Statutory and contractual landlords' Liens under leases to which the Borrower or any Subsidiary is a party.

          6.15.20 Liens in favor of a banking institution arising as a matter of applicable law encumbering deposits (including the right of set-off) held by such banking institutions incurred in the ordinary course of business and which are within the general parameters customary in the banking industry.

          6.15.21 Liens in favor of customs and revenue authorities arising as a matter of applicable law to secure the payment of customs' duties in connection with the importation of goods.

          6.15.22 Any interest or title of a lessor, sublessor, licensee or licensor under any lease or license agreement permitted by this Agreement.

          6.15.23 Liens not otherwise permitted under this Section 6.15 to the extent attaching to Properties and assets with an aggregate fair market value not in excess of, and securing liabilities not in excess of, $10,000,000, in the aggregate at any one time outstanding.

     6.16. Affiliates. The Borrower will not enter into, directly or indirectly, or permit any Subsidiary to enter into, directly or indirectly, any transaction (including, without limitation, the purchase or sale of any Property or service) with, or make any payment or transfer to, any Affiliate (other than the Borrower and the Guarantors) except
(a) in the ordinary course of business and pursuant to the reasonable requirements of the Borrower's or such Subsidiary's business and upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary than the Borrower or such Subsidiary would obtain in a comparable arm's-length transaction and (b) in connection with any Receivables Purchase Facility permitted under Section 6.14.4.

     6.17. Financial Contracts. The Borrower will not, nor will it permit any Subsidiary to, enter into or remain liable upon any Rate Management Transactions except for those entered into (i) by the Borrower and its Subsidiaries in the ordinary course of business for bona fide hedging purposes and not for speculative purposes and (ii) by any SPV in connection with a Receivables Purchase Facility permitted hereunder.

     6.18. Subsidiary Covenants. The Borrower will not, and will not permit any Subsidiary (other than any SPV) to, create or otherwise cause to become effective any consensual encumbrance or restriction of any kind on the ability of any Subsidiary (other than any SPV) (i) to pay dividends or make any other distribution on its stock, (ii) to pay any Indebtedness or other obligation owed to the Borrower or any Subsidiary, (iii) to make loans or advances or other Investments in the Borrower or any Subsidiary, or (iv) to sell, transfer or otherwise convey any of its property to the Borrower or any Subsidiary, except for such encumbrances or restrictions existing under or by reason of (a) this Agreement and the other Loan Documents, (b) customary provisions restricting subletting or assignment of any lease governing any leasehold interest of the Borrower or any of its Subsidiaries, (c) customary provisions restricting assignment of any licensing agreement or other contract entered into by Borrower and its Subsidiaries in the ordinary course of business, (d) restrictions on the transfer of any asset pending the close of the sale of such asset and (e) restrictions on the transfer of any assets subject to a Lien permitted by
Section 6.15.

     6.19. Contingent Obligations. The Borrower will not, nor will it permit any Subsidiary to, make or suffer to exist any Contingent Obligation (including, without limitation, any Contingent Obligation with respect to the obligations of a Subsidiary), except Contingent Obligations arising with respect to (i) this Agreement and the other Loan Documents, (ii) customary indemnification obligations in favor of purchasers in connection with asset dispositions permitted hereunder, (iii) customary indemnification obligations under such Person's charter and bylaws (or equivalent formation documents), (iv) indemnities in favor of the Persons issuing title insurance policies insuring the title to any property, (v) guarantees of (a) real property leases of the Borrower and its Subsidiaries and (b) personal property Operating Leases of the Borrower and its Subsidiaries, in each case entered into in the ordinary course of business by the Borrower or any of the Subsidiaries, (vi) the Receivables Purchase Facility and (vii) other Contingent Obligations constituting guarantees of Indebtedness of the Borrower or any of its Subsidiaries permitted under
Section 6.14, provided that to the extent such Indebtedness is subordinated to the Obligations each such Contingent Obligation shall be subordinated to the Obligations on terms reasonably acceptable to the Agent.

     6.20. Leverage Ratio. The Borrower will maintain, as of the end of each fiscal quarter, a Leverage Ratio of not greater than 3.25 to 1.00.

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     6.21. Interest Expense Coverage Ratio. The Borrower will not permit the ratio (the "Interest Expense Coverage Ratio"), determined as of the end of each of its fiscal quarters for the then most-recently ended four fiscal quarters of
(i) Consolidated EBIT during such period to (ii) Consolidated Interest Expense during such period, all calculated for the Borrower and its Subsidiaries on a consolidated basis, to be less than 3.00 to 1.00.

     6.22. Minimum Consolidated Net Worth. The Borrower will at all times maintain Consolidated Net Worth of not less than the sum of (i) $500,000,000, plus (ii) 50% of the cumulative positive quarterly Consolidated Net Income for all fiscal quarters of the Borrower following the fiscal quarter of the Borrower ending July 26, 2003 (without taking into account any net loss in any such fiscal quarter), plus (iii) 100% of the amount, if any, by which stockholder's equity of the Borrower is, in accordance with Agreement Accounting Principles, increased for all fiscal quarters of the Borrower following the fiscal quarter of the Borrower ending July 26, 2003 as a result of (A) the issuance of any capital stock of the Borrower or (B) any Acquisition (including the AbilityOne Acquisition).

     6.23. Additional Subsidiary Guarantors. The Borrower shall execute or shall cause to be executed on the date any Person becomes a Material Domestic Subsidiary of the Borrower (other than an SPV), a supplement to the Guaranty pursuant to which such Material Domestic Subsidiary shall become a Guarantor, and shall deliver or cause to be delivered to the Agent all appropriate corporate resolutions and other documentation (including opinions of counsel) in each case in form and substance reasonably satisfactory to the Agent. If at any time (a) the aggregate assets of all of the Borrower's Domestic Subsidiaries that are not Guarantors under the Guaranty exceeds twenty percent (20%) of the consolidated total assets of the Borrower and its Subsidiaries, or (b) the aggregate Consolidated Adjusted Net Income for the four consecutive fiscal quarters most recently ended of all of the Borrower's Domestic Subsidiaries that are not Guarantors under the Guaranty exceeds twenty percent (20%) of the Borrower's Consolidated Adjusted Net Income for such period, the Borrower will, within 30 days after its senior management becomes aware (or reasonably should have become aware) of such event, cause to be executed and delivered to the Agent a supplement to the Guaranty (together with such other documents, opinions and information as the Agent may require) with respect to additional Domestic Subsidiaries to the extent necessary so that, after giving effect thereto, the threshold levels in clauses (a) and (b) above are not exceeded.

     6.24. Foreign Subsidiary Investments. The Borrower will not, nor will it permit any other Credit Party to, enter into or suffer to exist Foreign Subsidiary Investments at any time in an aggregate amount greater than $50,000,000.

     6.25. Subordinated Indebtedness. The Borrower will not, and will not permit any Subsidiary to, make any amendment or modification to the indenture, note or other agreement evidencing or governing any Subordinated Indebtedness, or directly or indirectly voluntarily prepay, defease or in substance defease, purchase, redeem, retire or otherwise acquire, any Subordinated Indebtedness.

     6.26. Sale of Accounts. The Borrower will not, nor will it permit any Subsidiary to, sell or otherwise dispose of any notes receivable or accounts receivable, with or without recourse except to the extent permitted by Section 6.12.4.

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                                  ARTICLE VII

                                    DEFAULTS

     The occurrence of any one or more of the following events shall constitute a Default:

     7.1 Any representation or warranty made or deemed made by or on behalf of the Borrower or any Subsidiary to the Lenders or the Agent under or in connection with this Agreement, any Credit Extension, or any certificate or information delivered in connection with this Agreement or any other Transaction Document shall be false in any material respect on the date as of which made or deemed made.

     7.2 Nonpayment of (i) principal of any Loan when due, or (ii) interest upon any Loan or any Facility Fee or other Obligations under any of the Loan Documents within five (5) days after such interest, fee or other Obligation becomes due.

     7.3 The breach by the Borrower of any of the terms or provisions of any of Sections 6.1 through 6.3 or any of Sections 6.10 through 6.26.

     7.4 The breach by the Borrower (other than a breach which constitutes a Default under another Section of this Article VII) or any other Credit Party of any of the terms or provisions of this Agreement or any other Loan Document to which it is a party which is not remedied within five (5) days after the earlier to occur of (i) written notice from the Agent or any Lender to the Borrower or
(ii) an Authorized Officer otherwise become aware of any such breach.

     7.5 Failure of the Borrower or any Subsidiary to pay when due any Material Indebtedness (beyond the applicable grace period with respect thereto, if any); or the default by the Borrower or any Subsidiary in the performance (beyond the applicable grace period with respect thereto, if any) of any term, provision or condition contained in any Material Indebtedness Agreement, or any other event shall occur or condition exist, the effect of which default, event or condition is to cause, or to permit the holder(s) of such Material Indebtedness or the lender(s) under any Material Indebtedness Agreement to cause, such Material Indebtedness to become due prior to its stated maturity or any commitment to lend under any Material Indebtedness Agreement to be terminated prior to its stated expiration date; or any Material Indebtedness of the Borrower or any Subsidiary shall be declared to be due and payable or required to be prepaid or repurchased (other than by a regularly scheduled payment) prior to the stated maturity thereof; or the Borrower or any Subsidiary shall not pay, or admit in writing its inability to pay, its debts generally as they become due.

     7.6 The Borrower or any Subsidiary shall (i) have an order for relief entered with respect to it under the Federal bankruptcy laws as now or hereafter in effect, (ii) make an assignment for the benefit of creditors, (iii) apply for, seek, consent to, or acquiesce in, the appointment of a receiver, custodian, trustee, examiner, liquidator or similar official for it or any Substantial Portion of its Property, (iv) institute any proceeding seeking an order for relief under the Federal bankruptcy laws as now or hereafter in effect or seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement,

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

adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or fail to file an answer or other pleading denying the material allegations of any such proceeding filed against it, (v) take any corporate or partnership action to authorize or effect any of the foregoing actions set forth in this Section 7.6 or (vi) fail to contest in good faith any appointment or proceeding described in Section 7.7.

     7.7 Without the application, approval or consent of the Borrower or any Subsidiary, a receiver, trustee, examiner, liquidator or similar official shall be appointed for the Borrower or any Subsidiary or any Substantial Portion of its Property, or a proceeding described in Section 7.6(iv) shall be instituted against the Borrower or any Subsidiary and such appointment continues undischarged or such proceeding continues undismissed or unstayed for a period of 30 consecutive days.

     7.8 Any court, government or governmental agency shall condemn, seize or otherwise appropriate, or take custody or control of, all or any portion of the Property of the Borrower and the Subsidiaries which, when taken together with all other Property of the Borrower and the Subsidiaries so condemned, seized, appropriated, or taken custody or control of, during the twelve-month period ending with the month in which any such action occurs, constitutes a Substantial Portion.

     7.9 The Borrower or any Subsidiary shall fail within 30 days to pay, bond or otherwise discharge one or more (i) judgments or orders for the payment of money in excess of $5,000,000 (or the equivalent thereof in currencies other than Dollars) in the aggregate, or (ii) nonmonetary judgments or orders which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, which judgment(s), in any such case, is/are not (a) stayed on appeal or otherwise being appropriately contested in good faith or (b) paid in full by third-party insurers under the Borrower's or any Subsidiary's insurance policies.

     7.10 The Unfunded Liabilities of all Single Employer Plans shall exceed $10,000,000 in the aggregate, or any Reportable Event shall occur in connection with any Plan.

     7.11 Nonpayment by the Borrower or any Subsidiary of any Rate Management Obligation, in an outstanding principal amount of $5,000,000 or more, when due or the breach by the Borrower or any Subsidiary of any term, provision or condition contained in any Rate Management Transaction or any transaction of the type described in the definition of "Rate Management Transactions," whether or not any Lender or Affiliate of a Lender is a party thereto.

     7.12 Any Change in Control shall occur.

     7.13 The Borrower or any other member of the Controlled Group shall have been notified by the sponsor of a Multiemployer Plan that it has incurred, pursuant to Section 4201 of ERISA, withdrawal liability to such Multiemployer Plan in an amount which, when aggregated with all other amounts required to be paid to Multiemployer Plans by the Borrower or any other member of the Controlled Group as withdrawal liability (determined as of the date of such notification), exceeds $10,000,000 or requires payments exceeding $10,000,000 per annum.

     7.14 The Borrower or any other member of the Controlled Group shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in

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

reorganization or is being terminated, within the meaning of Title IV of ERISA, if as a result of such reorganization or termination the aggregate annual contributions of the Borrower and the other members of the Controlled Group (taken as a whole) to all Multiemployer Plans which are then in reorganization or being terminated have been or will be increased, in the aggregate, over the amounts contributed to such Multiemployer Plans for the respective plan years of such Multiemployer Plans immediately preceding the plan year in which the reorganization or termination occurs by an amount exceeding $10,000,000.

     7.15 The Borrower or any Subsidiary shall (i) be the subject of any proceeding or investigation pertaining to the release by the Borrower or any Subsidiary or any other Person of any toxic or hazardous waste or substance into the environment, or (ii) violate any Environmental Law, which, in the case of an event described in clause (i) or clause (ii), has resulted in liability to the Borrower or any Subsidiary in an amount equal to $10,000,000 or more, which liability is not paid, bonded or otherwise discharged within 60 days or which is not stayed on appeal and being appropriately contested in good faith.

     7.16 Any Loan Document shall fail to remain in full force or effect against the Borrower or any Subsidiary or any action shall be taken or shall fail to be taken to discontinue or to assert the invalidity or unenforceability of, or which results in the discontinuation or invalidity or unenforceability of, any Loan Document.

     7.17 An event (such event, an "Off-Balance Sheet Trigger Event") shall occur which (i) permits the investors or purchasers in respect of Off-Balance Sheet Liabilities of the Borrower or any Affiliate of the Borrower to require the amortization or liquidation of such Off-Balance Sheet Liabilities as a result of the non-payment of any Off-Balance Sheet Liability having an aggregate outstanding principal amount (or similar outstanding liability) greater than or equal to $5,000,000 and (x) such Off-Balance Sheet Trigger Event shall not be remedied or waived within the later to occur of the tenth day after the occurrence thereof or the expiry date of any grace period related thereto under the agreement evidencing such Off-Balance Sheet Liabilities, or (y) such investors shall require the amortization or liquidation of such Off-Balance Sheet Liabilities as a result of such Off-Balance Sheet Trigger Event, (ii) results in the termination of reinvestments of collections or proceeds of receivables and related assets under the agreements evidencing such Off-Balance Sheet Liabilities, or (iii) causes or otherwise permits the replacement or substitution of the Borrower or any Affiliate thereof as the servicer under the agreements evidencing such Off-Balance Sheet Liabilities; provided, however, that this Section 7.17 shall not apply on any date with respect to (a) any voluntary request by the Borrower or an Affiliate thereof for an above-described amortization, liquidation, or termination of reinvestments so long as the aforementioned investors or purchasers cannot independently require on such date such amortization, liquidation or termination of reinvestments or (b) any scheduled amortization or liquidation at the stated maturity of the facility evidencing such Off-Balance Sheet Liabilities.

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                                  ARTICLE VIII

                 ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES

     8.1. Acceleration. (i) If any Default described in Section 7.6 or 7.7 occurs with respect to any Credit Party, the obligations of the Lenders to make Loans hereunder shall automatically terminate and the Obligations shall immediately become due and payable without any election or action on the part of the Agent or any Lender. If any other Default occurs, the Required Lenders (or the Agent with the consent of the Required Lenders) may terminate or suspend the obligations of the Lenders to make Loans hereunder, or declare the Obligations to be due and payable, or both, whereupon the Obligations shall become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which the Borrower hereby expressly waives.

     (ii) If, after acceleration of the maturity of the Obligations or termination of the obligations of the Lenders to make Loans hereunder as a result of any Default (other than any Default as described in Section 7.6 or 7.7 with respect to any Credit Party) and before any judgment or decree for the payment of the Obligations due shall have been obtained or entered, the Required Lenders (in their sole discretion) shall so direct, the Agent shall, by notice to the Borrower, rescind and annul such acceleration and/or termination.

     8.2. Amendments. Subject to the provisions of this Section 8.2, the Required Lenders (or the Agent with the consent in writing of the Required Lenders) and the Borrower may enter into agreements supplemental hereto for the purpose of adding or modifying any provisions to the Loan Documents or changing in any manner the rights of the Lenders or the Borrower hereunder or thereunder or waiving any Default hereunder or thereunder; provided, however, that no such supplemental agreement shall, without the consent of each Lender affected thereby:

          8.2.1 Extend the Facility Termination Date, extend the final maturity of any Loan to a date after the Facility Termination Date, or postpone any regularly scheduled payment of principal of any Loan or forgive all or any portion of the principal amount thereof, or reduce the rate or extend the time of payment of interest or fees thereon (other than (x) a waiver of the application of the default rate of interest pursuant to Section 2.9 hereof and (y) any reduction of the amount of or any extension of the payment date for the mandatory payments required under Section 2.2, in each case which shall only require the approval of the Required Lenders).

          8.2.2 Reduce the percentage specified in the definition of Required Lenders or any other percentage of Lenders specified to be the applicable percentage in this Agreement to act on specified matters or amend the definition of "Pro Rata Share".

          8.2.3 Increase the amount of the Commitment of any Lender hereunder, or permit the Borrower to assign its rights or obligations under this Agreement.

          8.2.4 Amend this Section 8.2.

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

          8.2.5 Other than in connection with a transaction permitted under this Agreement, release any Guarantor that remains a Material Domestic Subsidiary from its obligations under the Guaranty.

No amendment of any provision of this Agreement relating to the Agent shall be effective without the written consent of the Agent. The Agent may waive payment of the fee required under Section 12.3.3 without obtaining the consent of any other party to this Agreement.

     8.3. Preservation of Rights. No delay or omission of the Lenders or the Agent to exercise any right under the Loan Documents shall impair such right or be construed to be a waiver of any Default or an acquiescence therein, and the making of a Credit Extension notwithstanding the existence of a Default or Unmatured Default or the inability of the Borrower to satisfy the conditions precedent to such Credit Extension shall not constitute any waiver or acquiescence. Any single or partial exercise of any such right shall not preclude other or further exercise thereof or the exercise of any other right, and no waiver, amendment or other variation of the terms, conditions or provisions of the Loan Documents whatsoever shall be valid unless in writing signed by, or by the Agent with the consent of, the requisite number of Lenders required pursuant to Section 8.2, and then only to the extent in such writing specifically set forth. All remedies contained in the Loan Documents or by law afforded shall be cumulative and all shall be available to the Agent and the Lenders until all of the Obligations have been paid in full.

                                   ARTICLE IX

                               GENERAL PROVISIONS

     9.1. Survival of Representations. All representations and warranties of the Borrower contained in this Agreement shall survive the making of the Credit Extensions herein contemplated.

     9.2. Governmental Regulation. Anything contained in this Agreement to the contrary notwithstanding, no Lender shall be obligated to extend credit to the Borrower in violation of any limitation or prohibition provided by any applicable statute or regulation.

     9.3. Headings. Section headings in the Loan Documents are for convenience of reference only, and shall not govern the interpretation of any of the provisions of the Loan Documents.

     9.4. Entire Agreement. The Loan Documents embody the entire agreement and understanding among the Borrower, the Agent and the Lenders and supersede all prior agreements and understandings among the Borrower, the Agent and the Lenders relating to the subject matter thereof other than those contained in the fee letter described in Section 10.13 which shall survive and remain in full force and effect during the term of this Agreement.

     9.5. Several Obligations; Benefits of this Agreement. The respective obligations of the Lenders hereunder are several and not joint and no Lender shall be the partner or agent of any other (except to the extent to which the Agent is authorized to act as such). The failure of any Lender to perform any of its obligations hereunder shall not relieve any other Lender from any of its obligations hereunder. This Agreement shall not be construed so as to confer any right or

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benefit upon any Person other than the parties to this Agreement and their respective successors and assigns, provided, however, that the parties hereto expressly agree that the Arrangers shall enjoy the benefits of the provisions of Sections 9.6, 9.10 and 10.11 to the extent specifically set forth therein and shall have the right to enforce such provisions on its own behalf and in its own name to the same extent as if it were a party to this Agreement.

     9.6. Expenses; Indemnification.

     (i) The Borrower shall reimburse the Agent and the Arrangers for any reasonable costs, internal charges and out-of-pocket expenses (including outside attorneys' and paralegals' fees and expenses of and fees for other advisors and professionals engaged by the Agent or the Arrangers and, unless a Default shall be continuing, with the consent of the Borrower) paid or incurred by the Agent or the Arrangers in connection with the investigation, preparation, negotiation, documentation, execution, delivery, syndication, distribution (including, without limitation, via the internet), review, amendment, modification and administration of the Transaction Documents. The Borrower also agrees to reimburse the Agent, the Arrangers and the Lenders for any costs, internal charges and out-of-pocket expenses (including outside attorneys' and paralegals' fees and expenses of outside attorneys and paralegals for the Agent, the Arrangers and the Lenders) paid or incurred by the Agent, the Arrangers or any Lender in connection with the collection and enforcement of the Loan Documents. Expenses being reimbursed by the Borrower under this Section include, without limitation, costs and expenses incurred in connection with the Reports described in the following sentence. The Borrower acknowledges that from time to time BOMC may prepare and may distribute to the Lenders (but shall have no obligation or duty to prepare or to distribute to the Lenders) certain audit reports (the "Reports") pertaining to the Borrower's assets for internal use by BOMC from information furnished to it by or on behalf of the Borrower, after BOMC has exercised its rights of inspection pursuant to this Agreement.

     (ii) The Borrower hereby further agrees to indemnify the Agent, the Arrangers, each Lender, their respective affiliates, and each of their directors, officers and employees against all losses, claims, damages, penalties, judgments, liabilities and expenses (including, without limitation, all expenses of litigation or preparation therefor whether or not the Agent, the Arrangers, any Lender or any affiliate is a party thereto, and all outside attorneys' and paralegals' fees and expenses of outside attorneys and paralegals of the party seeking indemnification) which any of them may pay or incur arising out of or relating to this Agreement, the other Transaction Documents, the AbilityOne Acquisition and the other transactions contemplated hereby or the direct or indirect application or proposed application of the proceeds of any Credit Extension hereunder except to the extent that they are determined in a final non-appealable judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the party seeking indemnification. The obligations of the Borrower under this Section 9.6 shall survive the termination of this Agreement.

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

     9.7. Numbers of Documents. All statements, notices, closing documents, and requests hereunder shall be furnished to the Agent with sufficient counterparts so that the Agent may furnish one to each of the Lenders, to the extent that the Agent deems necessary.

     9.8. Accounting. Except as provided to the contrary herein, all accounting terms used in the calculation of any financial covenant or test shall be interpreted and all accounting determinations hereunder in the calculation of any financial covenant or test shall be made in accordance with Agreement Accounting Principles. If any changes in generally accepted accounting principles are hereafter required or permitted and are adopted by the Borrower or any Subsidiary with the agreement of its independent certified public accountants and such changes result in a change in the method of calculation of any of the financial covenants, tests, restrictions or standards herein or in the related definitions or terms used therein ("Accounting Changes"), the parties hereto agree, at the Borrower's request, to enter into negotiations, in good faith, in order to amend such provisions in a credit neutral manner so as to reflect equitably such changes with the desired result that the criteria for evaluating the Borrower's and its Subsidiaries' financial condition shall be the same after such changes as if such changes had not been made; provided, however, until such provisions are amended in a manner reasonably satisfactory to the Agent and the Required Lenders, no Accounting Change shall be given effect in such calculations. In the event such amendment is entered into, all references in this Agreement to Agreement Accounting Principles shall mean generally accepted accounting principles, including the Accounting Change, as of the date of such amendment. Notwithstanding the foregoing, all financial statements to be delivered by The Borrower pursuant to Section 6.1 shall be prepared in accordance with generally accepted accounting principles in effect at such time.

     9.9. Severability of Provisions. Any provision in any Loan Document that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of all Loan Documents are declared to be severable.

     9.10. Nonliability of Lenders. The relationship between the Borrower on the one hand and the Lenders and the Agent on the other hand shall be solely that of borrower and lender. Neither the Agent (except to the limited extent as provided by Section 12.3.4 relating to maintaining the Register), the Arrangers nor any Lender shall have any fiduciary responsibilities to the Borrower or any other Credit Party. Neither the Agent, the Arrangers nor any Lender undertakes any responsibility to the Borrower or any other Credit Party to review or inform any Credit Party of any matter in connection with any phase of any Credit Party's business or operations. The Borrower agrees that neither the Agent, the Arrangers nor any Lender shall have liability to the Borrower (whether sounding in tort, contract or otherwise) for losses suffered by the Borrower in connection with, arising out of, or in any way related to, the transactions contemplated and the relationship established by the Loan Documents, or any act, omission or event occurring in connection therewith, unless it is determined in a final non-appealable judgment by a court of competent jurisdiction that such losses resulted from the gross negligence or willful misconduct of the party from which recovery is sought. Neither the Agent, the Arrangers nor any Lender shall have any liability with respect to, and the Borrower hereby waives, releases and agrees not to sue for, any special, indirect, consequential or punitive damages suffered by the Borrower or any Subsidiary in connection with, arising out of, or in any way related to the Loan Documents or the transactions contemplated thereby.

     9.11. Confidentiality. Each Lender agrees to hold any confidential information which it may receive from the Borrower pursuant to this Agreement in confidence in accordance with its respective customary practices (but in any event in accordance with reasonable confidentiality practices), except for disclosure (i) to its Affiliates and to other Lenders and their respective Affiliates, for use solely in connection with the transactions contemplated hereby, (ii) to legal counsel, accountants, and other professional advisors to such Lender or to a Transferee who are expected to be involved in the evaluation of such information in connection with the transactions contemplated hereby, in each case which have been informed as to the confidential nature of such information, (iii) to regulatory officials having jurisdiction over it, (iv) to any Person as required by law, regulation, or legal process, (v) of information that presently or hereafter becomes available to such Lender on a non-confidential basis from a source other than the Borrower and other than as a result of disclosure not otherwise permitted by this Section 9.11, (vi) to any Person in connection with any legal proceeding to which such Lender is a party,
(vii) to such Lender's direct or indirect contractual counterparties in credit derivative transactions or to legal counsel, accountants and other professional advisors to such counterparties, in each case which have been informed as to the confidential nature of such information, (viii) permitted by Section 12.4 and
(ix) to rating agencies if requested or required by such agencies in connection with a rating relating to the Credit Extensions hereunder. Without limiting
Section 9.4, the Borrower agrees that the terms of this Section 9.11 shall set forth the entire agreement between the Borrower and each Lender (including the Agent) with respect to any confidential information previously or hereafter received by such Lender in connection with this Agreement or any other Loan Document, and this Section 9.11 shall supersede any and all prior confidentiality agreements entered into by such Lender with respect to such confidential information. Notwithstanding anything herein to the contrary, confidential information shall not include, and each party hereto (and each employee, representative or other agent of any party hereto) may disclose to any and all Persons, without limitation of any kind, the U.S. federal income tax treatment and U.S. federal income tax structure of the transactions contemplated hereby and all materials of any kind (including opinions or other tax analyses) that are or have been provided to such party relating to such tax treatment or tax structure, and it is hereby confirmed that each party hereto has been authorized to make such disclosures since the commencement of discussions regarding the transactions contemplated hereby.

     9.12. Lenders Not Utilizing Plan Assets. Each Lender and Designated Lender represents and warrants that none of the consideration used by such Lender or Designated Lender to make its Loans constitutes for any purpose of ERISA or
Section 4975 of the Code assets of any "plan" as defined in Section 3(3) of ERISA or Section 4975 of the Code and the rights and interests of such Lender or Designated Lender in and under the Loan Documents shall not constitute such "plan assets" under ERISA.

     9.13. Nonreliance. Each Lender hereby represents that it is not relying on or looking to any margin stock (as defined in Regulation U) as collateral in the extension or maintenance of the credit provided for herein.

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     9.14. Disclosure. The Borrower and each Lender hereby acknowledge and agree that each Lender and/or its Affiliates from time to time may hold investments in, make other loans to or have other relationships with the Borrower and its Affiliates.

     9.15. Performance of Obligations. The Borrower agrees that the Agent may, but shall have no obligation to (i) at any time, pay or discharge taxes, liens, security interests or other encumbrances levied or placed on or threatened against any collateral for the Obligations and (ii) after the occurrence and during the continuance of a Default make any other payment or perform any act required of the Borrower or any Subsidiary under any Loan Document or take any other action which the Agent in its discretion deems necessary or desirable to protect or preserve the collateral, if any, for the Obligations, including, without limitation, any action to (x) effect any repairs or obtain any insurance called for by the terms of any of the Loan Documents and to pay all or any part of the premiums therefor and the costs thereof and (y) pay any rents payable by the Borrower or any Subsidiary which are more than 30 days past due, or as to which the landlord has given notice of termination, under any lease. The Agent shall use its best efforts to give the Borrower notice of any action taken under this Section 9.15 prior to the taking of such action or promptly thereafter provided the failure to give such notice shall not affect the Borrower's obligations in respect thereof. The Borrower agrees to pay the Agent, upon demand, the principal amount of all funds advanced by the Agent under this
Section 9.15, together with interest thereon at the rate from time to time applicable to Floating Rate Loans from the date of such advance until the outstanding principal balance thereof is paid in full. If the Borrower fails to make payment in respect of any such advance under this Section 9.15 within one
(1) Business Day after the date the Borrower receives written demand therefor from the Agent, the Agent shall promptly notify each Lender and each Lender agrees that it shall thereupon make available to the Agent, in Dollars in immediately available funds, the amount equal to such Lender's Pro Rata Share of such advance. If such funds are not made available to the Agent by such Lender within one (1) Business Day after the Agent's demand therefor, the Agent will be entitled to recover any such amount from such Lender together with interest thereon at the Federal Funds Effective Rate for each day during the period commencing on the date of such demand and ending on the date such amount is received. The failure of any Lender to make available to the Agent its Pro Rata Share of any such unreimbursed advance under this Section 9.15 shall neither relieve any other Lender of its obligation hereunder to make available to the Agent such other Lender's Pro Rata Share of such advance on the date such payment is to be made nor increase the obligation of any other Lender to make such payment to the Agent. All outstanding principal of, and interest on, advances made under this Section 9.15 shall constitute Obligations until paid in full by the Borrower.

                                    ARTICLE X

                                    THE AGENT

     10.1. Appointment; Nature of Relationship. BOMC is hereby appointed by each of the Lenders as its contractual representative (herein referred to as the "Agent") hereunder and under each other Loan Document, and each of the Lenders irrevocably authorizes the Agent to act as the contractual representative of such Lender with the rights and duties expressly set forth herein and in the other Loan Documents. The Agent agrees to act as such contractual representative upon the express conditions contained in this Article X. Notwithstanding the use of the defined

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term "Agent," it is expressly understood and agreed that the Agent shall not have any fiduciary responsibilities to any of the Lenders by reason of this Agreement or any other Loan Document and that the Agent is merely acting as the contractual representative of the Lenders with only those duties as are expressly set forth in this Agreement and the other Loan Documents. In its capacity as the Lenders' contractual representative, the Agent (i) does not hereby assume any fiduciary duties to any of the Lenders, (ii) is a "representative" of the Lenders within the meaning of the term "secured party" as defined in the Illinois Uniform Commercial Code and (iii) is acting as an independent contractor, the rights and duties of which are limited to those expressly set forth in this Agreement and the other Loan Documents. Each of the Lenders, for itself and on behalf of its Affiliates, hereby agrees to assert no claim against the Agent on any agency theory or any other theory of liability for breach of fiduciary duty, all of which claims each Lender and each Affiliate of each Lender hereby waives.

     10.2. Powers. The Agent shall have and may exercise such powers under the Loan Documents as are specifically delegated to the Agent by the terms of each thereof, together with such powers as are reasonably incidental thereto. The Agent shall have no implied duties or fiduciary duties to the Lenders, or any obligation to the Lenders to take any action thereunder except any action specifically provided by the Loan Documents to be taken by the Agent.

     10.3. General Immunity. Neither the Agent nor any of its directors, officers, agents or employees shall be liable to the Borrower, any Subsidiary or any Lender for any action taken or omitted to be taken by it or them hereunder or under any other Loan Document or in connection herewith or therewith except to the extent such action or inaction is determined in a final, non-appealable judgment by a court of competent jurisdiction to have arisen from the gross negligence or willful misconduct of such Person.

     10.4. No Responsibility for Loans, Recitals, etc. Neither the Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into, or verify (a) any statement, warranty or representation made in connection with any Loan Document or any borrowing hereunder; (b) the performance or observance of any of the covenants or agreements of any obligor under any Loan Document, including, without limitation, any agreement by an obligor to furnish information directly to each Lender; (c) the satisfaction of any condition specified in Article IV, except receipt of items required to be delivered solely to the Agent; (d) the existence or possible existence of any Default or Unmatured Default; (e) the validity, enforceability, effectiveness, sufficiency or genuineness of any Loan Document or any other instrument or writing furnished in connection therewith; (f) the value sufficiency, creation, perfection or priority of any Lien in any collateral security; or (g) the financial condition of the Borrower, any Subsidiary or any guarantor of any of the Obligations or of any of the Borrower's, such Subsidiary's or any such guarantor's respective Subsidiaries. The Agent shall have no duty to disclose to the Lenders information that is not required to be furnished by the Borrower to the Agent at such time, but is voluntarily furnished by the Borrower to the Agent (either in its capacity as Agent or in its individual capacity).

     10.5. Action on Instructions of Lenders. The Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder and under any other Loan Document in accordance with written instructions signed by the Required Lenders (or all of the Lenders in the event that and to the extent that this Agreement expressly requires such approval), and such

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instructions and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders. The Lenders hereby acknowledge that the Agent shall be under no duty to take any discretionary action permitted to be taken by it pursuant to the provisions of this Agreement or any other Loan Document unless it shall be requested in writing to do so by the Required Lenders (or all of the Lenders in the event that and to the extent that this Agreement expressly requires such approval). The Agent shall be fully justified in failing or refusing to take any action hereunder and under any other Loan Document unless it shall first be indemnified to its satisfaction by the Lenders pro rata against any and all liability, cost and expense that it may incur by reason of taking or continuing to take any such action.

     10.6. Employment of Agents and Counsel. The Agent may execute any of its duties as Agent hereunder and under any other Loan Document by or through employees, agents, and attorneys-in-fact and shall not be answerable to the Lenders, except as to money or securities received by it or its authorized agents, for the default or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. The Agent shall be entitled to advice of counsel concerning the contractual arrangement between the Agent and the Lenders and all matters pertaining to the Agent's duties hereunder and under any other Loan Document.

     10.7. Reliance on Documents; Counsel. The Agent shall be entitled to rely upon any Note, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex, electronic mail message, statement, paper or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and, in respect to legal matters, upon the opinion of counsel selected by the Agent, which counsel may be employees of the Agent. For purposes of determining compliance with the conditions specified in Sections 4.1 and 4.2, each Lender that has signed this Agreement (or otherwise become party hereto pursuant to an Assignment Agreement) shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Agent shall have received notice from such Lender prior to the applicable date specifying its objection thereto.

     10.8. Agent's Reimbursement and Indemnification. The Lenders agree to reimburse and indemnify the Agent ratably in proportion to the Lenders' Pro Rata Shares of the Aggregate Commitment (or, from and after the Funding Date, of the Aggregate Outstanding Credit Exposure) (i) for any amounts not reimbursed by the Borrower for which the Agent is entitled to reimbursement by any Credit Party under the Loan Documents, (ii) for any other expenses incurred by the Agent on behalf of the Lenders, in connection with the preparation, execution, delivery, administration and enforcement of the Loan Documents (including, without limitation, for any expenses incurred by the Agent in connection with any dispute between the Agent and any Lender or between two or more of the Lenders) and (iii) for any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of the Loan Documents or any other document delivered in connection therewith or the transactions contemplated thereby (including, without limitation, for any such amounts incurred by or asserted against the Agent in connection with any dispute between the Agent and any Lender or between two or more of the Lenders), or the enforcement of any of the terms of the Loan Documents or of any such other documents, provided that (i) no Lender shall be liable for any of the foregoing to the extent any of the foregoing is found in a

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final, non-appealable judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the Agent and (ii) any indemnification required pursuant to Section 3.5(vii) shall, notwithstanding the provisions of this Section 10.8, be paid by the relevant Lender in accordance with the provisions thereof. The obligations of the Lenders under this Section 10.8 shall survive payment of the Obligations and termination of this Agreement.

     10.9. Notice of Default. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Unmatured Default hereunder unless the Agent has received written notice from a Lender or the Borrower referring to this Agreement describing such Default or Unmatured Default and stating that such notice is a "notice of default". In the event that the Agent receives such a notice, the Agent shall give prompt notice thereof to the Lenders.

     10.10. Rights as a Lender. In the event the Agent is a Lender, the Agent shall have the same rights and powers hereunder and under any other Loan Document with respect to its Commitment and its Credit Extensions as any Lender and may exercise the same as though it were not the Agent, and the term "Lender" or "Lenders" shall, at any time when the Agent is a Lender, unless the context otherwise indicates, include the Agent in its individual capacity. The Agent and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of trust, debt, equity or other transaction, in addition to those contemplated by this Agreement or any other Loan Document, with the Borrower or any Subsidiary in which the Borrower or such Subsidiary is not restricted hereby from engaging with any other Person. The Agent, in its individual capacity, is not obligated to remain a Lender.

     10.11. Lender Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon the Agent, the Arrangers or any other Lender and based on the financial statements prepared by the Borrower and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the other Loan Documents. Each Lender also acknowledges that it will, independently and without reliance upon the Agent, the Arrangers or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents.

     10.12. Successor Agent. The Agent may resign at any time by giving written notice thereof to the Lenders and the Borrower, such resignation to be effective upon the appointment of a successor Agent or, if no successor Agent has been appointed, forty-five days after the retiring Agent gives notice of its intention to resign. The Agent may be removed at any time with or without cause by written notice received by the Agent from the Required Lenders, such removal to be effective on the date specified by the Required Lenders. Upon any such resignation or removal, the Required Lenders shall have the right to appoint, on behalf of the Borrower and the Lenders, a successor Agent. If no successor Agent shall have been so appointed by the Required Lenders within thirty days after the resigning Agent's giving notice of its intention to resign, then the resigning Agent may appoint, on behalf of the Borrower and the Lenders, a successor Agent. Notwithstanding the two immediately preceding sentences: (x) subject to clause (y) of this sentence, the consent of the Borrower shall be required prior to the appointment of a successor Agent unless such successor Agent is a Lender or an Affiliate of a

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Lender, provided that the consent of the Borrower shall not be required if a
Default has occurred and is continuing, and (y) the Agent may at any time without the consent of the Borrower or any Lender, appoint any of its Affiliates which is a commercial bank as a successor Agent hereunder. If the Agent has resigned or been removed and no successor Agent has been appointed, the Lenders may perform all the duties of the Agent hereunder and the Borrower shall make all payments in respect of the Obligations to the applicable Lender and for all other purposes shall deal directly with the Lenders. No successor Agent shall be deemed to be appointed hereunder until such successor Agent has accepted the appointment. Any such successor Agent shall be a commercial bank having capital and retained earnings of at least $100,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the resigning or removed Agent. Upon the effectiveness of the resignation or removal of the Agent, the resigning or removed Agent shall be discharged from its duties and obligations hereunder and under the Loan Documents. After the effectiveness of the resignation or removal of an Agent, the provisions of this Article X shall continue in effect for the benefit of such Agent in respect of any actions taken or omitted to be taken by it while it was acting as the Agent hereunder and under the other Loan Documents. In the event that there is a successor to the Agent by merger, or the Agent assigns its duties and obligations to an Affiliate pursuant to this Section 10.12, then the term "Prime Rate" as used in this Agreement shall mean the prime rate, base rate or other analogous rate of the new Agent.

     10.13. Agent and Arranger Fees. The Borrower agrees to pay to the Agent and the Arrangers, for their respective accounts, the fees agreed to by the Borrower, the Agent, Bank of America, N.A. and the Arrangers pursuant to that certain letter agreement dated August 26, 2003, or as otherwise agreed from time to time.

     10.14. Delegation to Affiliates. The Borrower and the Lenders agree that the Agent may delegate any of its duties under this Agreement to any of its Affiliates. Any such Affiliate (and such Affiliate's directors, officers, agents and employees) which performs duties in connection with this Agreement shall be entitled to the same benefits of the indemnification, waiver and other protective provisions to which the Agent is entitled under Articles IX and X.

     10.15. No Duties Imposed on Syndication Agents, Documentation Agents or Arrangers. None of the Persons identified on the cover page to this Agreement, the signature pages to this Agreement or otherwise in this Agreement as a "Syndication Agent," "Documentation Agent" or "Arranger" shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than, if such Person is a Lender, those applicable to all Lenders as such. Without limiting the foregoing, none of the Persons identified on the cover page to this Agreement, the signature pages to this Agreement or otherwise in this Agreement as a "Syndication Agent," "Documentation Agent" or "Arranger" shall have or be deemed to have any fiduciary duty to or fiduciary relationship with any Lender. Each of the Lenders acknowledges that it has not relied, and will not rely, on any of the Persons so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.

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                                   ARTICLE XI

                            SETOFF; RATABLE PAYMENTS

     11.1. Setoff. In addition to, and without limitation of, any rights of the Lenders under applicable law, if the Borrower becomes insolvent, however evidenced, or any other Default occurs and continues, any and all deposits (including all account balances, whether provisional or final and whether or not collected or available) and any other Indebtedness at any time held or owing by any Lender or any Affiliate of any Lender to or for the credit or account of the Borrower or any Subsidiary may be offset and applied toward the payment of the Obligations owing to such Lender, whether or not the Obligations, or any part thereof, shall then be due.

     11.2. Ratable Payments. If any Lender, whether by setoff or otherwise, has payment made to it upon its Outstanding Credit Exposure (other than payments received pursuant to Section 3.1, 3.2, 3.4 or 3.5) in a greater proportion than that received by any other Lender, such Lender agrees, promptly upon demand, to purchase a participation in the Aggregate Outstanding Credit Exposure held by the other Lenders so that after such purchase each Lender will hold its Pro Rata Share of the Aggregate Outstanding Credit Exposure. If any Lender, whether in connection with setoff or amounts which might be subject to setoff or otherwise, receives collateral or other protection for its Obligations or such amounts which may be subject to setoff, such Lender agrees, promptly upon demand, to take such action necessary such that all Lenders share in the benefits of such collateral ratably in proportion to their respective Pro Rata Shares of the Aggregate Outstanding Credit Exposure. In case any such payment is disturbed by legal process, or otherwise, appropriate further adjustments shall be made.

                                   ARTICLE XII

                BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS

     12.1. Successors and Assigns; Designated Lenders.

          12.1.1 Successors and Assigns. The terms and provisions of the Loan Documents shall be binding upon and inure to the benefit of the Borrower, the Agent and the Lenders and their respective successors and assigns permitted hereby, except that (i) the Borrower shall have no right to assign its rights or obligations under the Loan Documents without the prior written consent of each Lender, (ii) any assignment by any Lender must be made in compliance with Section 12.3, and (iii) any transfer by Participants must be made in compliance with Section 12.2. Any attempted assignment or transfer by any party not made in compliance with this
     Section 12.1 shall be null and void, unless such attempted assignment or transfer is treated as a participation in accordance with Section 12.3.2. The parties to this Agreement acknowledge that clause (ii) of this Section
     12.1 relates only to absolute assignments and this Section 12.1 does not prohibit assignments creating security interests, including, without limitation, (x) any pledge or assignment by any Lender of all or any portion of its rights under this Agreement and any Note to a Federal Reserve Bank, (y) in the case of a Lender which is a Fund, any pledge or assignment of all or any portion of its rights under this Agreement and any Note to its trustee in support of its obligations to its trustee or (z) any pledge or

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     assignment by any Lender of all or any portion of its rights under this
     Agreement and any Note to direct or indirect contractual counterparties in credit derivative transactions relating to the Loans; provided, however, that no such pledge or assignment creating a security interest shall release the transferor Lender from its obligations hereunder unless and until the parties thereto have complied with the provisions of Section
     12.3. The Agent may treat the Person which made any Loan or which holds any Note as the owner thereof for all purposes hereof unless and until such Person complies with Section 12.3; provided, however, that the Agent may in its discretion (but shall not be required to) follow instructions from the Person which made any Loan or which holds any Note to direct payments relating to such Loan or Note to another Person. Any assignee of the rights to any Loan or any Note agrees by acceptance of such assignment to be bound by all the terms and provisions of the Loan Documents. Any request, authority or consent of any Person, who at the time of making such request or giving such authority or consent is the owner of the rights to any Loan (whether or not a Note has been issued in evidence thereof), shall be conclusive and binding on any subsequent holder or assignee of the rights to such Loan.

          12.1.2 Designated Lenders.

     (i) Subject to the terms and conditions set forth in this Section 12.1.2, any Lender may from time to time elect to designate an Eligible Designee to provide all or any part of the Loans to be made by such Lender pursuant to this Agreement; provided that the designation of an Eligible Designee by any Lender for purposes of this Section 12.1.2 shall be subject to the approval of the Agent (which consent shall not be unreasonably withheld or delayed). Upon the execution by the parties to each such designation of an agreement in the form of Exhibit F hereto (a "Designation Agreement") and the acceptance thereof by the Agent, the Eligible Designee shall become a Designated Lender for purposes of this Agreement. The Designating Lender shall thereafter have the right to permit the Designated Lender to provide all or a portion of the Loans to be made by the Designating Lender pursuant to the terms of this Agreement and the making of the Loans or portion thereof shall satisfy the obligations of the Designating Lender to the same extent, and as if, such Loan was made by the Designating Lender. As to any Loan made by it, each Designated Lender shall have all the rights a Lender making such Loan would have under this Agreement and otherwise; provided, (x) that all voting rights under this Agreement shall be exercised solely by the Designating Lender, (y) each Designating Lender shall remain solely responsible to the other parties hereto for its obligations under this Agreement, including the obligations of a Lender in respect of Loans made by its Designated Lender and (z) no Designated Lender shall be entitled to reimbursement under Article III hereof for any amount which would exceed the amount that would have been payable by the Borrower to the Lender from which the Designated Lender obtained any interests hereunder. No additional Notes shall be required with respect to Loans provided by a Designated Lender; provided, however, to the extent any Designated Lender shall advance funds, the Designating Lender shall be deemed to hold the Notes in its possession as an agent for such Designated Lender to the extent of the Loan funded by such Designated Lender. Such Designating Lender shall act as Agent

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          for its Designated Lender and give and receive notices and communications hereunder. Any payments for the account of any Designated Lender shall be paid to its Designating Lender as Agent for such Designated Lender and neither the Borrower nor the Agent shall be responsible for any Designating Lender's application of such payments. In addition, any Designated Lender may (1) with notice to, but without the consent of the Borrower or the Agent, assign all or portions of its interests in any Loans to its Designating Lender or to any financial institution consented to by the Agent providing liquidity and/or credit facilities to or for the account of such Designated Lender and (2) subject to advising any such Person that such information is to be treated as confidential in accordance with
          Section 9.11, disclose on a confidential basis any non-public information relating to its Loans to any rating agency, commercial paper dealer or provider of any guarantee, surety or credit or liquidity enhancement to such Designated Lender.

     (ii) Each party to this Agreement hereby agrees that it shall not institute against, or join any other Person in instituting against, any Designated Lender any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding or other proceedings under any federal or state bankruptcy or similar law for one year and a day after the payment in full of all outstanding senior indebtedness of any Designated Lender; provided that the Designating Lender for each Designated Lender hereby agrees to indemnify, save and hold harmless each other party hereto for any loss, cost, damage and expense arising out of its inability to institute any such proceeding against such Designated Lender. This Section 12.1.2 shall survive the termination of this Agreement.

     12.2. Participations.

          12.2.1 Permitted Participants; Effect. Any Lender may at any time sell to one or more banks or other entities ("Participants") participating interests in any Outstanding Credit Exposure of such Lender, any Note held by such Lender, any Commitment of such Lender or any other interest of such Lender under the Loan Documents. In the event of any such sale by a Lender of participating interests to a Participant, such Lender's obligations under the Loan Documents shall remain unchanged, such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, such Lender shall remain the owner of its Outstanding Credit Exposure and the holder of any Note issued to it in evidence thereof for all purposes under the Loan Documents, all amounts payable by the Borrower under this Agreement shall be determined as if such Lender had not sold such participating interests, and the Borrower and the Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under the Loan Documents.

          12.2.2 Voting Rights. Each Lender shall retain the sole right to approve, without the consent of any Participant, any amendment, modification or waiver of any provision of the Loan Documents other than any amendment, modification or waiver with respect to any Credit Extension or Commitment in which such Participant has an interest which would require consent of all of the Lenders pursuant to the terms of Section 8.2.

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          12.2.3 Benefit of Certain Provisions. The Borrower agrees that each
     Participant shall be deemed to have the right of setoff provided in Section
     11.1 in respect of its participating interest in amounts owing under the Loan Documents to the same extent as if the amount of its participating interest were owing directly to it as a Lender under the Loan Documents, provided that each Lender shall retain the right of setoff provided in
     Section 11.1 with respect to the amount of participating interests sold to each Participant. The Lenders agree to share with each Participant, and each Participant, by exercising the right of setoff provided in Section 11.1, agrees to share with each Lender, any amount received pursuant to the exercise of its right of setoff, such amounts to be shared in accordance with Section 11.2 as if each Participant were a Lender. The Borrower further agrees that each Participant shall be entitled to the benefits of Sections 3.1, 3.2, 3.4 and 3.5 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 12.3, provided that (i) a Participant shall not be entitled to receive any greater payment under Section 3.1, 3.2 or 3.5 than the Lender who sold the participating interest to such Participant would have received had it retained such interest for its own account, unless the sale of such interest to such Participant is made with the prior written consent of the Borrower, and (ii) any Participant not incorporated under the laws of the United States of America or any State thereof agrees to comply with the provisions of Section 3.5 to the same extent as if it were a Lender.

          12.3. Assignments.

          12.3.1 Permitted Assignments. Any Lender may at any time assign to one or more banks or other entities ("Purchasers") all or any part of its rights and obligations under the Loan Documents. Such assignment shall be evidenced by an agreement substantially in the form of Exhibit C or in such other form as may be agreed to by the parties thereto (each such agreement, an "Assignment Agreement"). Each such assignment with respect to a Purchaser which is not a Lender or an Affiliate of a Lender or an Approved Fund shall, unless otherwise consented to in writing by the Borrower and the Agent, either be in an amount equal to the entire applicable Outstanding Credit Exposure of the assigning Lender or (unless each of the Agent and, prior to the occurrence and continuance of a Default, the Borrower, otherwise consents) be in an aggregate amount not less than $5,000,000. The amount of the assignment shall be based on the Outstanding Credit Exposure subject to the assignment, determined as of the date of such assignment or as of the "Trade Date," if the "Trade Date" is specified in the Assignment Agreement.

          12.3.2 Consents. The consent of the Borrower shall be required prior to an assignment becoming effective unless the Purchaser is a Lender, an Affiliate of a Lender or an Approved Fund (other than a Lender or Affiliate of a Lender or an Approved Fund that becomes a Lender solely by means of the settlement of a credit derivative), provided that the consent of the Borrower shall not be required if (i) a Default or Unmatured Default has occurred and is continuing or (ii) if such assignment is in connection with the physical settlement of any Lender's obligations to direct or indirect contractual counterparties in credit derivative transactions relating to the Loans; provided, that the assignment without the Borrower's consent pursuant to clause (ii) shall not increase the Borrower's liability under
     Section 3.5. The consent of the Agent shall be required prior

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

     to an assignment becoming effective unless the Purchaser is a Lender, an Affiliate of a Lender or an Approved Fund (other than a Lender or Affiliate of a Lender or an Approved Fund that becomes a Lender solely by means of the settlement of a credit derivative). Any consent required under this
     Section 12.3.2 shall not be unreasonably withheld or delayed.

          12.3.3 Effect; Effective Date. Upon (i) delivery to the Agent of an Assignment Agreement, together with any consents required by Sections
     12.3.1 and 12.3.2, and (ii) payment of a $3,500 fee to the Agent by the assigning Lender or the Purchaser for processing such assignment (unless such fee is waived by the Agent or unless such assignment is made to such assigning Lender's Affiliate), such assignment shall become effective on the effective date specified in such assignment. The Assignment Agreement shall contain a representation and warranty by the Purchaser to the effect that none of the funds, money, assets or other consideration used to make the purchase and assumption of the Commitment and Outstanding Credit Exposure under the applicable Assignment Agreement constitutes "plan assets" as defined under ERISA and that the rights, benefits and interests of the Purchaser in and under the Loan Documents will not be "plan assets" under ERISA. On and after the effective date of such assignment, such Purchaser shall for all purposes be a Lender party to this Agreement and any other Loan Document executed by or on behalf of the Lenders and shall have all the rights, benefits and obligations of a Lender under the Loan Documents, to the same extent as if it were an original party thereto, and the transferor Lender shall be released with respect to the Outstanding Credit Exposure assigned to such Purchaser without any further consent or action by the Borrower, the Lenders or the Agent. In the case of an assignment covering all of the assigning Lender's rights, benefits and obligations under this Agreement, such Lender shall cease to be a Lender hereunder but shall continue to be entitled to the benefits of, and subject to, those provisions of this Agreement and the other Loan Documents which survive payment of the Obligations and termination of the Loan Documents. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 12.3 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 12.2. Upon the consummation of any assignment to a Purchaser pursuant to this Section 12.3.3, the transferor Lender, the Agent and the Borrower shall, if the transferor Lender or the Purchaser desires that its Loans be evidenced by Notes, make appropriate arrangements so that, upon cancellation and surrender to the Borrower of the Notes (if any) held by the transferor Lender, new Notes or, as appropriate, replacement Notes are issued to such transferor Lender, if applicable, and new Notes or, as appropriate, replacement Notes, are issued to such Purchaser, in each case in principal amounts reflecting their respective Commitments (or, from and after the Funding Date, their respective Outstanding Credit Exposure), as adjusted pursuant to such assignment.

          12.3.4 Register. The Agent, acting solely for this purpose as an agent of the Borrower (and the Borrower hereby designates the Agent to act in such capacity), shall maintain at one of its offices in Chicago, Illinois a copy of each Assignment and Assumption delivered to it and a register (the "Register") for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of and

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

     interest on the Loans owing to, each Lender pursuant to the terms hereof from time to time and whether such Lender is an original Lender or assignee of another Lender pursuant to an assignment under this Section 13.3. The entries in the Register shall be conclusive, and the Borrower, the Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

     12.4. Dissemination of Information. The Borrower authorizes each Lender to disclose to any Participant or Purchaser or any other Person acquiring an interest in the Loan Documents by operation of law (each a "Transferee") and any prospective Transferee any and all information in such Lender's possession concerning the creditworthiness of the Borrower and the Subsidiaries; provided that each Transferee and prospective Transferee agrees to be bound by Section
9.11 of this Agreement.

     12.5. Tax Certifications. If any interest in any Loan Document is transferred to any Transferee which is not organized under the laws of the United States or any State thereof, the transferor Lender shall cause such Transferee, concurrently with the effectiveness of such transfer, to comply with the provisions of Section 3.5(iv).

                                  ARTICLE XIII

                                     NOTICES

     13.1. Notices; Effectiveness; Electronic Communication.

          13.1.1 Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in Section 13.1.2), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier as follows:

     (i) if to the Borrower, at its address or telecopier number set forth on the signature page hereof;

     (ii) if to the Agent, at its address or telecopier number set forth on the signature page hereof;

     (iii) if to a Lender, to it at its address (or telecopier number) set forth in its administrative questionnaire delivered to the Agent.

     Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices delivered through electronic

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

     communications to the extent provided in Section 13.1.2, shall be effective as provided in Section 13.1.2.

          13.1.2 Electronic Communications. Notices and other communications to the Lenders may be delivered or furnished by electronic communication (including e-mail and internet or intranet websites) pursuant to procedures approved by the Agent or as otherwise determined by the Agent, provided that the foregoing shall not apply to notices to any Lender pursuant to
     Article II if such Lender has notified the Agent that it is incapable of receiving notices under such Article by electronic communication. The Agent or the Borrower may, in its respective discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it or as it otherwise determines, provided that such determination or approval may be limited to particular notices or communications.

     Unless the Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender's receipt of an acknowledgement from the intended recipient (such as by the "return receipt requested" function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not given during the normal business hours of the recipient, such notice or communication shall be deemed to have been given at the opening of business on the next Business Day for the recipient, and
     (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

     13.2. Change of Address, Etc. Any party hereto may change its address or telecopier number for notices and other communications hereunder by notice to the other parties hereto.

                                   ARTICLE XIV

         COUNTERPARTS; INTEGRATION; EFFECTIVENESS; ELECTRONIC EXECUTION

     14.1. Counterparts; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Except as provided in Article IV, this Agreement shall become effective when it shall have been executed by the Agent and when the Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

     14.2. Electronic Execution of Assignments. The words "execution," "signed," "signature," and words of like import in any assignment and assumption agreement shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed

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

signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, or any other state laws based on the Uniform Electronic Transactions Act.

                                   ARTICLE XV

          CHOICE OF LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL

     15.1. CHOICE OF LAW. THE LOAN DOCUMENTS (OTHER THAN THOSE CONTAINING A CONTRARY EXPRESS CHOICE OF LAW PROVISION) SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS, INCLUDING 735 ILCS SECTION 105/5-1 ET SEQ. BUT OTHERWISE WITHOUT REGARD TO THE CONFLICT OF LAWS PROVISIONS, OF THE STATE OF ILLINOIS, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

     15.2. CONSENT TO JURISDICTION. THE BORROWER HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR ILLINOIS STATE COURT SITTING IN CHICAGO, ILLINOIS IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENTS AND THE BORROWER HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE AGENT OR ANY LENDER TO BRING PROCEEDINGS AGAINST THE BORROWER IN THE COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY THE BORROWER AGAINST THE AGENT OR ANY LENDER OR ANY AFFILIATE OF THE AGENT OR ANY LENDER INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT SHALL BE BROUGHT ONLY IN A COURT SITTING IN CHICAGO, ILLINOIS.

     15.3. WAIVER OF JURY TRIAL. THE BORROWER, THE AGENT AND EACH LENDER HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT OR THE RELATIONSHIP ESTABLISHED THEREUNDER.

                The remainder of this page is intentionally blank

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

     IN WITNESS WHEREOF, the Borrower, the Lenders and the Agent have executed this Agreement as of the date first above written.

                                      PATTERSON DENTAL COMPANY,
                                      as the Borrower


                                      By: /s/ R. Stephen Armstrong
                                          --------------------------------------
                                      Print Name: R. Stephen Armstrong
                                      Title: Executive Vice President & CFO
                                         1031 Mendota Heights Road
                                         St. Paul, MN 55120

                                      Attention: R. Stephen Armstrong, Executive
                                         Vice President and Chief Financial
                                         Officer
                                      Telephone: (651) 686-1769
                                      FAX: (651) 686-8984

                                      BANC ONE MEZZANINE CORPORATION,
                                      individually and as Administrative Agent


                                      By: /s/ Marsha A. Cruzan
                                          --------------------------------------
                                      Print Name: Marsha Cruzan
                                      Title: Managing Director
                                         1 Bank One Plaza
                                         Chicago, Illinois  60670

                                      Attention: Anthony Maggiore
                                         111 East Wisconsin Avenue
                                         Milwaukee, WI  53202
                                         Telephone: (414) 765-3111
                                         FAX: (414) 765-2625

                                      BANK OF AMERICA, N.A.,
                                      individually and as Syndication Agent


                                      By: /s/ Philip Durand
                                          --------------------------------------
                                      Print Name: Philip S. Durand
                                      Title: Managing Director

                                      Attention: Philip S. Durand
                                         Telephone: (704) 386-4955
                                         FAX: (704) 388-6002

                               COMMITMENT SCHEDULE

LENDER                           COMMITMENT
--------------------------------------------------------------------------------
Banc One Mezzanine Corporation   $300,000,000

Bank of America, N.A.            $300,000,000

AGGREGATE COMMITMENT             $600,000,000

                                PRICING SCHEDULE

================================================================================
Applicable                          Level I                        Level II
Margin                              Status                         Status
--------------------------------------------------------------------------------
Eurodollar Rate                     1.00%                          1.20%
--------------------------------------------------------------------------------
Floating Rate                       0.00%                          0.00%
================================================================================

================================================================================
Applicable Fee                      Level I                        Level II
Rate                                Status                         Status
--------------------------------------------------------------------------------
Facility Fee                        0.250%                         0.300%
--------------------------------------------------------------------------------

================================================================================

          The Applicable Margin and Applicable Fee Rate shall be determined based upon Level I until the delivery of the Financials for the fiscal period ending October 25, 2003.

          If at any time the Borrower shall receive non-investment grade ratings from Moody's and S&P with respect to the Borrower's senior unsecured long-term debt securities without third-party credit enhancement, an additional premium equal to 0.75% and 1.00% shall be added to the Applicable Margins set forth above for Level I Status and Level II Status, respectively.

     For the purposes of this Schedule, the following terms have the following meanings, subject to the final paragraph of this Schedule:

     "Financials" means the annual or quarterly financial statements of the Borrower delivered pursuant to Section 6.1.1 or 6.1.2.

     "Level I Status" exists at any date if, as of the last day of the fiscal quarter of the Borrower referred to in the most recent Financials, the Leverage Ratio is less than 3.00 to 1.00.

     "Level II Status" exists at any date if, as of the last day of the fiscal quarter of the Borrower referred to in the most recent Financials, the Leverage Ratio is greater than or equal to 3.00 to 1.00.

     "Status" means Level I Status or Level II Status.

     The Applicable Margin and Applicable Fee Rate shall be determined in accordance with the foregoing table based on the Borrower's Status as reflected in the then most recent Financials. Adjustments, if any, to the Applicable Margin or Applicable Fee Rate shall be effective five Business Days after the Agent has received the applicable Financials. If the Borrower fails to deliver the Financials to the Agent at the time required pursuant to Section 6.1, then the Applicable Margin and Applicable Fee Rate shall be the highest Applicable Margin and Applicable Fee Rate set forth in the foregoing table until five days after such Financials are so delivered.